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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

IAC/InterActiveCorp
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 3, 2010

Dear Stockholder:

        You are invited to attend the 2010 Annual Meeting of Stockholders of IAC/InterActiveCorp, which will be held on Tuesday, June 15, 2010, at 9:00 a.m., local time, at IAC's corporate headquarters, located at 555 West 18th Street, New York, New York 10011. At the 2010 Annual Meeting, stockholders will be asked to elect 11 directors and to ratify the appointment of Ernst & Young as IAC's independent registered public accounting firm for 2010. IAC's Board of Directors believes that the proposals being submitted for stockholder approval are in the best interests of IAC and its stockholders and recommends a vote FOR each of these proposals.

        Based on applicable Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders over the internet in lieu of mailing printed copies of these materials to stockholders, this year we have elected to deliver our proxy materials to the majority of our shareholders over the internet. On or about May 3, 2010, we mailed a Notice of Internet Availability of Proxy Materials containing instructions on how to access our 2010 Annual Meeting proxy statement and 2009 Annual Report on Form 10-K online, as well as instructions on how to obtain printed copies of these materials by mail.

        It is important that your shares be represented and voted at the 2010 Annual Meeting regardless of the size of your holdings. Whether or not you plan to attend the 2010 Annual Meeting, please take the time to vote online, by telephone or, if you receive a printed proxy card, by returning a marked, signed and dated proxy card, so that your shares will be represented and voted at the 2010 Annual Meeting. If you attend the 2010 Annual Meeting, you may vote in person if you wish, even if you have previously submitted your vote.

        I look forward to greeting those of you who will be able to attend the meeting.

Sincerely,

Barry Diller Chairman and Chief Executive Officer

555 WEST 18TH STREET NEW YORK, NEW YORK 10011 212.314.7300 FAX 212.314.7309

 IAC/INTERACTIVECORP
555 West 18th Street
New York, New York 10011

NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

        IAC/InterActiveCorp ("IAC") is making this proxy statement available to holders of our common stock and Class B common stock in connection with the solicitation of proxies by IAC's Board of Directors for use at the 2010 Annual Meeting of Stockholders to be held on Tuesday, June 15, 2010, at 9:00 a.m., local time, at IAC's corporate headquarters, located at 555 West 18th Street, New York, New York 10011. At the 2010 Annual Meeting, stockholders will be asked:

        1.     to elect 11 members of IAC's Board of Directors, each to hold office for a one-year term ending on the date of the next succeeding annual meeting of stockholders or until such director's successor shall have been duly elected and qualified (or, if earlier, such director's removal or resignation from IAC's Board of Directors);

        2.     to ratify the appointment of Ernst & Young LLP as IAC's independent registered public accounting firm for the 2010 fiscal year; and

        3.     to transact such other business as may properly come before the meeting and any related adjournments or postponements.

        IAC's Board of Directors has set April 23, 2010 as the record date for the 2010 Annual Meeting. This means that holders of record of our common stock and Class B common stock at the close of business on that date are entitled to receive notice of the 2010 Annual Meeting and to vote their shares at the 2010 Annual Meeting and any related adjournments or postponements.

        Only stockholders and persons holding proxies from stockholders may attend the 2010 Annual Meeting. Seating is limited, however, and admission to the 2010 Annual Meeting will be on a first-come, first-served basis. If your shares are registered in your name, you should bring a form of photo identification to the 2010 Annual Meeting. If your shares are held in the name of a broker, bank or other holder of record, you will need to bring a proxy or letter from that broker, bank or other holder of record that confirms you are the beneficial owner of those shares, together with a form of photo identification. Cameras, recording devices and other electronic devices will not be permitted at the 2010 Annual Meeting.

By order of the Board of Directors,

Gregg Winiarski Senior Vice President, General Counsel and Secretary

May 3, 2010

 PROXY STATEMENT
TABLE OF CONTENTS

i

 PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE 2010 ANNUAL MEETING AND VOTING

Q:
Why did I receive a Notice of Internet Availability of Proxy Materials?

A:
Under applicable rules adopted by the U.S. Securities and Exchange Commission (the "SEC"), this year we elected to deliver our 2010 Annual Meeting Proxy Statement and 2009 Annual Report on Form 10-K to the majority of our shareholders online in lieu of mailing printed copies of these materials to each of our stockholders (the "Notice Process"). If you received a Notice of Internet Availability of Proxy Materials (the "Notice") by mail, you will not receive printed copies of our proxy materials unless you request them. Instead, the Notice provides instructions on how to access our 2010 Annual Meeting Proxy Statement and 2009 Annual Report on Form 10-K online, as well as how to obtain printed copies of these materials by mail. We believe that the Notice Process allows us to provide our stockholders with the information they need in a more timely manner than if we had elected to mail printed materials, while reducing the environmental impact of, and lowering the costs associated with, the printing and distribution of our proxy materials.

The Notice is being mailed on or about May 3, 2010 to stockholders of record at the close of business on April 23, 2010 and the 2010 Annual Meeting Proxy Statement and our 2009 Annual Report on Form 10-K will be available at www.proxyvote.com beginning on May 3, 2010. If you received a Notice by mail but would rather receive printed copies of our proxy materials, please follow the instructions included in the Notice. You will not receive a Notice if you have previously elected to receive printed copies of our proxy materials.

Q:
Can I vote my shares by filling out and returning the Notice?

A:
No. However, the Notice provides instructions on how to vote your shares by way of completing and submitting your proxy online, by requesting and returning a written proxy card or by submitting a ballot in person at the 2010 Annual Meeting.

Q:
Who is entitled to vote at the 2010 Annual Meeting?

A:
Holders of IAC common stock and Class B common stock at the close of business on April 23, 2010, the record date for the 2010 Annual Meeting established by IAC's Board of Directors, are entitled to receive notice of the 2010 Annual Meeting and to vote their shares at the 2010 Annual Meeting and any related adjournments or postponements.

As of the close of business on April 23, 2010, the record date, there were 99,718,150 shares of IAC common stock and 12,799,999 shares of Class B common stock outstanding and entitled to vote. Holders of IAC common stock are entitled to one vote per share and holders of Class B common stock are entitled to ten votes per share.

Q:
What is the difference between a stockholder of record and a stockholder who holds stock in street name?

A:
If your IAC shares are registered in your name, you are a stockholder of record. If your IAC shares are held in the name of your broker, bank or other holder of record, your shares are held in street name.

You may examine a list of the stockholders of record as of the close of business on April 23, 2010 for any purpose germane to the 2010 Annual Meeting during normal business hours during the 10-day period preceding the date of the meeting at IAC's corporate headquarters, located at 555 West 18th Street, New York, New York 10011. This list will also be made available at the 2010 Annual Meeting.

Q:
What are the quorum requirements for the 2010 Annual Meeting?

A:
The presence at the 2010 Annual Meeting, in person or by proxy, of holders having a majority of the total votes entitled to be cast by holders of IAC common stock and Class B common stock at the 2010 Annual Meeting constitutes a quorum. When the holders of IAC common stock vote as a separate class, the presence at the 2010 Annual Meeting of holders of a majority of the total votes entitled to be cast by holders of IAC common stock is required for quorum to be met. Shares of IAC common stock and Class B common stock represented by proxy will be treated as present at the 2010 Annual Meeting for purposes of determining whether there is a quorum, without regard to whether the proxy is marked as casting a vote or abstaining.

Q:
What matters will IAC stockholders vote on at the 2010 Annual Meeting?

A:
IAC stockholders will vote on the following proposals:

  •
  Proposal 1—to elect 11 members of IAC's Board of Directors, each to hold office for a one-year term ending on the date of the next succeeding annual meeting of stockholders or until such director's successor shall have been duly elected and qualified (or, if earlier, such director's removal or resignation from IAC's Board of Directors);

  •
  Proposal 2—to ratify the appointment of Ernst & Young LLP as IAC's independent registered public accounting firm for the 2010 fiscal year; and

  •
  to transact such other business as may properly come before the 2010 Annual Meeting and any related adjournments or postponements.

Q:
What are my voting choices when voting for director nominees and what votes are required to elect directors to IAC's Board of Directors?

A:
In the vote on the election of director nominees, you may vote in favor of all nominees, withhold votes as to all nominees or vote in favor of and withhold votes as to specific nominees.

The election of each of Edgar Bronfman, Jr., Barry Diller, Victor A. Kaufman, Arthur C. Martinez, David Rosenblatt, Alexander von Furstenberg, Michael P. Zeisser and Richard F. Zannino as directors requires the affirmative vote of a plurality of the total number of votes cast by the holders of shares of IAC common stock and Class B common stock voting together as a single class (hereinafter referred to as IAC capital stock), with each share of common stock and Class B common stock representing the right to one and ten votes, respectively.

The election of each of Donald R. Keough, Bryan Lourd and Alan G. Spoon as directors requires the affirmative vote of a plurality of the total number of votes cast by the holders of the shares of IAC common stock voting as a separate class.

The Board recommends that stockholders vote FOR the election of each of its nominees for director named above.

Q:
What are my voting choices when voting on the ratification of the appointment of Ernst & Young LLP as IAC's independent registered public accounting firm and what votes are required to ratify such appointment?

A:
In the vote on the ratification of the appointment of Ernst & Young LLP as IAC's independent registered public accounting firm for 2010, you may vote in favor of the ratification, vote against the ratification or abstain from voting on the ratification.

The ratification of the appointment of Ernst & Young LLP as IAC's independent registered public accounting firm for 2010 requires the affirmative vote of the holders of a majority of the voting power of the shares of IAC capital stock present at the 2010 Annual Meeting in person or represented by proxy and voting together.

The Board recommends that stockholders vote FOR ratification of the appointment of Ernst & Young LLP as IAC's independent registered public accounting firm for 2010.

Q:
Could other matters be decided at the 2010 Annual Meeting?

A:
As of the date of this 2010 Annual Meeting Proxy Statement, we did not know of any matters to be raised at the 2010 Annual Meeting, other than those referred to in this 2010 Annual Meeting Proxy Statement.

If other matters are properly presented at the 2010 Annual Meeting for consideration, the three IAC officers who have been designated as proxies for the 2010 Annual Meeting, Joanne Hawkins, Thomas J. McInerney and Gregg Winiarski, will have the discretion to vote on those matters for stockholders who have submitted their proxy.

Q:
How do arrangements between Mr. Diller and Liberty Media Corporation regarding the voting of IAC shares held by these parties affect votes cast in connection with the 2010 Annual Meeting?

A:
As of the 2010 Annual Meeting record date, Mr. Diller held an irrevocable proxy over all IAC securities beneficially owned by Liberty Media Corporation, or Liberty, and its subsidiaries. This irrevocable proxy includes authority to vote on each of the proposals presented for approval at the 2010 Annual Meeting, other than the election of the three directors that holders of IAC common stock elect as a separate class. By virtue of this proxy, as well as through shares owned by Mr. Diller directly, Mr. Diller is effectively able to control the vote of approximately 15.2% of the IAC common stock and 100% of the IAC Class B common stock and, consequently, approximately 58.1% of the combined voting power of the outstanding IAC capital stock. Thus, regardless of the vote of any other IAC stockholder, Mr. Diller has control over the vote on each matter submitted for stockholder approval at the 2010 Annual Meeting, other than the election of the three directors that holders of IAC common stock elect as a separate class.

Q:
What do I need to do now to vote at the 2010 Annual Meeting?

A:
IAC's Board of Directors is soliciting proxies for use at the 2010 Annual Meeting. Stockholders may submit proxies to instruct the designated proxies to vote their shares in any of four ways:

  •
  Submitting a Proxy Online:    Submit your proxy via the internet. The website for internet proxy voting is www.proxyvote.com. Internet proxy voting is also available 24 hours a day and will close at 11:59 p.m., Eastern Standard Time, on Monday, June 14, 2010;

  •
  Submitting a Proxy by Telephone:    Submit your proxy by telephone by using the toll-free telephone number provided on your proxy card (1.800.690.6903). Telephone voting is available 24 hours a day and will close at 11:59 p.m., Eastern Standard Time, on Monday, June 14, 2010;

  •
  Submitting a Proxy by Mail:    If you choose to submit your proxy by mail, simply mark your proxy, date and sign it, and return it in the postage-paid envelope provided or to IAC/InterActiveCorp, c/o Vote Processing, Broadridge, 51 Mercedes Way, Edgewood, New York 11717; or

  •
  Voting in Person:    If you were a stockholder of record on April 23, 2010 or if you have a legal proxy from your broker, bank or other holder of record identifying you as a beneficial owner of IAC shares as of that date, you may vote in person by attending the 2010 Annual Meeting.

  For IAC shares held in street name, holders may submit a proxy online or by telephone if their broker, bank or other holder of record makes these methods available. If you submit a proxy online or by telephone, do not request and return a printed proxy card from the Company or from your broker, bank or other holder of record. If you hold your shares through a broker, bank or other holder of record, follow the voting instructions you receive from your broker, bank or other holder of record.

Q:
If I hold my IAC shares in street name, will my broker, bank or other holder of record vote these shares for me?

A:
If you hold IAC shares in street name, you must provide your broker, bank or other holder of record with instructions in order to vote these shares. If you do not provide your broker with voting instructions, your broker will vote your shares only if the proposal is a routine management proposal on which your broker has discretion to vote. Routine management proposals include the ratification of the appointment of independent registered public accounting firms. Recent rule changes to which your broker is most likely subject have expanded the list of matters on which many brokers are prohibited from voting shares held in street name without voting instructions from the beneficial owner to include elections of directors.

Q:
What happens if I abstain?

A:
Abstentions are counted for purposes of determining whether there is a quorum and are counted as votes "against" any proposal for which abstentions are an option.

Q:
Can I change my vote?

A:
Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before the vote at the 2010 Annual Meeting by:

  •
  delivering a written notice, bearing a date later than your proxy, stating that you revoke the proxy;

  •
  submitting a later-dated proxy relating to the same shares online, by telephone or by mail prior to the vote at the 2010 Annual Meeting; or

  •
  attending the 2010 Annual Meeting and voting in person (although attendance at the 2010 Annual Meeting will not, by itself, revoke a proxy).

  To change your vote or revoke your proxy, send a written notice or a new proxy card to IAC/InterActiveCorp, c/o Vote Processing, Broadridge, 51 Mercedes Way, Edgewood, New York 11717, or follow the instructions provided on the Notice or the proxy card to do so online or by telephone.

Q:
How are proxies solicited and who bears the related costs?

A:
IAC bears all expenses incurred in connection with the solicitation of proxies. In addition to solicitations by mail, directors, officers and employees of IAC may solicit proxies from stockholders by telephone, letter, facsimile or in person. Following the initial mailing of the Notice and proxy materials, IAC will request brokers, banks and other holders of record to forward copies of these materials to persons for whom they hold shares of IAC common stock and to request authority for the exercise of proxies. In such cases, IAC, upon the request of these holders, will reimburse such holders for their reasonable expenses.

Q:
What should I do if I have questions regarding the 2010 Annual Meeting?

A:
If you have any questions about the 2010 Annual Meeting, would like to obtain directions to be able to attend the 2010 Annual Meeting and vote in person or would like copies of any of the documents referred to in this 2010 Annual Meeting Proxy Statement, you should contact IAC Investors Relations at 1.212.314.7300 or ir@iac.com.

 PROPOSAL 1—ELECTION OF DIRECTORS

Proposal and Required Vote

        At the upcoming 2010 Annual Meeting, a board of 11 directors will be elected, each to hold office until the next succeeding annual meeting of stockholders or until such director's successor shall have been duly elected and qualified (or, if earlier, such director's removal or resignation from IAC's Board of Directors). Information concerning all director nominees appears below. The Board has designated Messrs. Keough, Lourd and Spoon as nominees for the positions on the Board to be elected by the holders of IAC common stock voting as a separate class. Although management does not anticipate that any of the persons named below will be unable or unwilling to stand for election, in the event of such an occurrence, proxies may be voted for a substitute designated by the Board. All of the Board's nominees are incumbent directors of IAC.

        The election of each of Edgar Bronfman, Jr., Barry Diller, Victor A. Kaufman, Arthur C. Martinez, David Rosenblatt, Alexander von Furstenberg, Richard F. Zannino and Michael P. Zeisser as directors requires the affirmative vote of a plurality of the total number of votes cast by the holders of shares of IAC capital stock voting together as a single class.

        The election of each of Donald R. Keough, Bryan Lourd and Alan G. Spoon as directors requires the affirmative vote of a plurality of the total number of votes cast by the holders of the shares of IAC common stock voting as a separate class.

        The Board recommends that stockholders vote FOR the election of each of its nominees for director.

Information Concerning Director Nominees

        Background information about the Board's nominees for election is set forth below, including information regarding the specific experiences, characteristics, attributes and skills considered by the Board in connection with the nomination of each director nominee, all of which the Board believes provide the Company with the perspective and judgment needed to guide, monitor and execute the Company's strategies.

        Edgar Bronfman, Jr., age 54, has been a director of IAC since February 1998. Mr. Bronfman has served as the Chairman and Chief Executive Officer of Warner Music Group since March 2004. Prior to joining Warner Music Group, Mr. Bronfman served as Chairman and Chief Executive Officer of Lexa Partners LLC, which he founded, from April 2002. Mr. Bronfman also currently serves as a general partner of Accretive LLC, a private equity firm. Mr. Bronfman was appointed Executive Vice Chairman of Vivendi Universal, S.A. in December 2000. Mr. Bronfman resigned from his position as an executive officer and as Vice Chairman of the Board of Directors of Vivendi Universal, S.A. in March 2002 and December 2003, respectively. Prior to December 2000, Mr. Bronfman served as President and Chief Executive Officer of The Seagram Company Ltd., a post he had held since June 1994, and from 1989 to June 1994 he served as the President and Chief Operating Officer of Seagram. He is the Chairman of the Board of Endeavor Global, Inc., and is currently a member of the Board of NYU Elaine A. and Kenneth G. Langone Medical Center, The Collegiate School, JPMorgan's National Advisory Board and the Council on Foreign Relations. In nominating Mr. Bronfman, the Board considered his experience as a member of senior management of various public and global companies, which the Board believes gives him particular insight into business strategy and leadership, marketing, consumer branding and international operations, as well as a high level of financial literacy and insight into the media and entertainment industries. The Board also considered Mr. Bronfman's private equity experience, which the Board believes gives him particular insight into investments in, and the development of, early stage companies.

        Barry Diller, age 68, has been a director and the Chairman and Chief Executive Officer of IAC (and its predecessors) since August 1995. Mr. Diller also serves as the Chairman and Senior Executive of Expedia, Inc., which position he has held since August 2005. Prior to joining the Company, Mr. Diller was Chairman of the Board and Chief Executive Officer of QVC, Inc. from December 1992 through December 1994. From 1984 to 1992, Mr. Diller served as the Chairman of the Board and Chief Executive Officer of Fox, Inc. Prior to joining Fox, Inc., Mr. Diller served for 10 years as Chairman of the Board and Chief Executive Officer of Paramount Pictures Corporation. Mr. Diller is also currently Chairman (in a non-executive capacity) of the board of directors of Live Nation Entertainment, Inc. (and its predecessor companies, Ticketmaster Entertainment and Ticketmaster), which position he has held since August 2008, and a member of the boards of directors of The Washington Post Company and The Coca-Cola Company, which positions he has held during the past five years. He also serves on the Board of Conservation International. In addition, Mr. Diller is a member of the Board of Councilors for the University of Southern California's School of Cinema-Television, the New York University Board of Trustees and the Executive Board for the Medical Sciences of University of California, Los Angeles. The Board nominated Mr. Diller because he has been Chairman and Chief Executive Officer of the Company since 1995, and as a result, possesses a great depth of knowledge and experience regarding the Company and its businesses, coupled with the fact that he effectively controls the Company.

        Victor A. Kaufman, age 66, has been a director of IAC (and its predecessors) since December 1996 and has been Vice Chairman of IAC since October 1999. Mr. Kaufman also serves as Vice Chairman of Expedia, Inc., which position he has held since August 2005. Previously, Mr. Kaufman served in the Office of the Chairman from January 1997 to November 1997 and as Chief Financial Officer of IAC from November 1997 to October 1999. Prior to his tenure with IAC, Mr. Kaufman served as Chairman and Chief Executive Officer of Savoy Pictures Entertainment, Inc. from March 1992 and as a director of Savoy from February 1992. Mr. Kaufman was the founding Chairman and Chief Executive Officer of Tri-Star Pictures, Inc. and served in such capacities from 1983 until December 1987, at which time he became President and Chief Executive Officer of Tri-Star's successor company, Columbia Pictures Entertainment, Inc. He resigned from these positions at the end of 1989 following the acquisition of Columbia by Sony USA, Inc. Mr. Kaufman joined Columbia in 1974 and served in a variety of senior positions at Columbia and its affiliates prior to the founding of Tri-Star. Mr. Kaufman has also served as a member of the board of directors of Live Nation Entertainment, Inc. (and its predecessor companies, Ticketmaster Entertainment and Ticketmaster) since August 2008. In nominating Mr. Kaufman, the Board considered the unique knowledge and experience regarding the Company and its businesses that he has gained through his involvement with the Company in various roles since 1996, as well as his high level of financial literacy and expertise regarding mergers, acquisitions, investments and other strategic transactions.

        Donald R. Keough, age 83, has been a director of IAC since September 1998. He currently serves as Chairman (in a non-executive capacity) of Allen & Company LLC (and its predecessors), a New York investment banking firm. He was appointed to this position in April 1993. Mr. Keough has served (and during the past five years has served) as a member of the boards of directors of Berkshire Hathaway, Inc. and The Coca-Cola Company and previously served as a member of the board of directors of Convera Corporation at certain times during the past five years. He is a past Chairman of the board of trustees of the University of Notre Dame and a trustee of several other educational institutions. He also serves on the boards of a number of national charitable and civic organizations. In nominating Mr. Keough, the Board considered his extensive public company management experience as the former President and Chief Operating Officer of The Coca-Cola Company and his public company board experience, both of which the Board believes give him particular insight into business strategy, leadership, marketing, consumer branding and executive compensation, as well as a high level of financial literacy. The Board also considered Mr. Keough's tenure at Allen & Company LLC, which the Board believes give him particular insight into capital markets, as well as mergers, acquisitions, investments and other strategic transactions and related financings in the media and entertainment industries.

        Bryan Lourd, age 49, has been a director of IAC since April 2005. Mr. Lourd has served as partner and Managing Director of Creative Artists Agency ("CAA") since October 1995. CAA is among the world's leading entertainment agencies based in Los Angeles, California, with offices in Nashville, New York, London and Beijing. He is a graduate of the University of Southern California. In connection with the nomination of Mr. Lourd, the Board considered his extensive experience as a principal of CAA, which the Board believes gives him particular insight into business strategy and leadership, as well as unique and specialized experience regarding the entertainment industry and marketing.

        Arthur C. Martinez, age 70, has been a director of IAC since September 2005. Mr. Martinez retired in 2000 as Chairman of the Board, President and Chief Executive Officer of Sears, Roebuck and Co., positions he held from 1995. He was Chairman and Chief Executive Officer of the former Sears Merchandise Group from 1992 to 1995. Prior to his tenure at Sears, he served as Vice Chairman and a director of Saks Fifth Avenue from 1990 to 1992. Mr. Martinez currently serves (and at certain times during the past five years has served) as a member of the boards of directors of PepsiCo, Inc., Liz Claiborne, Inc., International Flavors & Fragrances Inc. and American International Group, Inc. and as Chairman of the Supervisory Board of ABN AMRO Holding, N.V. Mr. Martinez has also served as Chairman of the Board of HSN, Inc. since August 2008. In addition to his for profit affiliations, Mr. Martinez serves as a Trustee of Greenwich Hospital, Northwestern University and the Chicago Symphony Orchestra. In nominating Mr. Martinez, the Board considered his public company management experience with Sears and Saks and his extensive public company Board experience, both of which the Board believes give him particular insight into business strategy, leadership, marketing, consumer branding and executive compensation, as well as a high level of financial literacy.

        David Rosenblatt, age 42, has been a director of IAC since December 2008 and currently acts as a private investor and entrepreneur. Mr. Rosenblatt previously served as President, Global Display Advertising, of Google, Inc. from October 2008 through May 2009. Mr. Rosenblatt joined Google in March 2008 in connection with Google's acquisition of DoubleClick, Inc., a provider of digital marketing technology and services. Mr. Rosenblatt joined DoubleClick in 1997 as part of its initial management team and held several executive positions during his tenure, including CEO of DoubleClick from July 2005 through March 2008 and President of DoubleClick from 2000 through July 2005. Prior to joining DoubleClick, Mr. Rosenblatt spent several years as an investment banker at S.G. Warburg & Co. in Hong Kong, London and New York. In connection with the nomination of Mr. Rosenblatt, the Board considered his extensive and unique experience in the online advertising and digital marketing technology and services industries, as well as his management experience with DoubleClick, which the Board believes gives him particular insight into business strategy and leadership, as well as a deep understanding of the internet sector.

        Alan G. Spoon, age 58, has been a director of IAC since February 2003. Since May 2000, Mr. Spoon has been General Partner at Polaris Venture Partners, a private investment firm that provides venture capital and management assistance to development-stage information technology and life sciences companies. Mr. Spoon was Chief Operating Officer and a director of The Washington Post Company from March 1991 through May 2000 and served as President from September 1993 through May 2000. Prior to that, he held a wide variety of positions at The Washington Post Company, including President of Newsweek from September 1989 to May 1991. Mr. Spoon has served as a member of the board of directors of Danaher Corporation from July 1999 to the present and as a member of the boards of directors of Getty Images and TechTarget, Inc. at certain times during the past five years. In his not-for-profit affiliations, Mr. Spoon is Vice Chairman of the Board of Regents at the Smithsonian Institution and a member of the MIT Corporation. In nominating Mr. Spoon, the Board considered his extensive private and public company Board experience and public company management experience with The Washington Post Company, both of which the Board believes give him particular insight into business strategy, leadership and marketing in the media industry. The Board also considered Mr. Spoon's private equity experience, which the Board believes gives him particular insight into trends in the internet and technology industries, as well as into acquisition strategy and financing.

        Alexander von Furstenberg, age 40, has been a director of IAC since December 2008. Mr. von Furstenberg is Founder, Co-Managing Member and Chief Investment Officer of Arrow Capital Management, LLC, a private investment firm focused on global public equities established in 2003. Mr. von Furstenberg currently serves (and at certain times during the past five years has served) as a member of the board of directors of W.P. Stewart & Co. Ltd., a Bermuda based asset management firm. Since 2001, he has acted as Chief Investment Officer of Arrow Investments, Inc., the private investment office which serves his family. Mr. von Furstenberg also serves as a Partner and director of Diane von Furstenberg Studio, LP. In addition to the philanthropic work accomplished through his position as a director of The Diller-von Furstenberg Family Foundation, Mr. von Furstenberg also serves on the board of directors of Friends of the High Line. In nominating Mr. von Furstenberg, the Board considered his private investment and board experience, which the Board believes give him particular insight into capital markets and investment strategy, as well as a high level of financial literacy. Mr. von Furstenberg is Mr. Diller's stepson.

        Richard F. Zannino, age 51, has been a director of IAC since June 2009. Since July 2009, Mr. Zannino has been a Managing Director at CCMP Capital Advisors, LLC, a private equity firm, where he also serves as a member of the firm's Investment Committee and as co-head of the firm's consumer, retail and media investment efforts. Mr. Zannino has also served a member of the board of directors of The Estée Lauder Companies, Inc. since January 2010. Prior to joining CCMP Capital, Mr. Zannino acted as a global media and retail advisor from February 2008 through June 2009. Mr. Zannino previously served as Chief Executive Officer and a member of the board of directors of Dow Jones & Company from February 2006 through January 2008, when Mr. Zannino resigned from these positions upon the acquisition of Dow Jones by News Corp. Prior to this time, Mr. Zannino served as Chief Operating Officer of Dow Jones from July 2002 through February 2006 and Executive Vice President and Chief Financial Officer of Dow Jones from February 2001 through June 2002. Prior to his tenure at Dow Jones, Mr. Zannino served in a number of executive capacities at Liz Claiborne from 1998 through January 2001, and prior to that time served as Executive Vice President and Chief Financial Officer of General Signal and in a number of executive capacities at Saks Fifth Avenue. In his not-for-profit affiliations, Mr. Zannino serves as a member of the Board of Trustees of Pace University, as well as on the board of the Greenwich Village Youth Council. In connection with the nomination of Mr. Zannino, the Board considered his extensive public company management experience, which the Board believes gives him particular insight into business strategy, leadership and marketing, as well as a high level of financial literacy. The Board also considered Mr. Zannino's private equity experience, which the Board believes gives him particular insight into acquisition and investment strategy and financing.

        Michael P. Zeisser, age 45, has been a director of IAC since August 2008. Mr. Zeisser has served as Senior Vice President of Liberty since September 2003, in which capacity he is responsible for the oversight of Liberty's digital media initiatives, companies and investments. At certain times during the past five years, Mr. Zeisser served as a member of the boards of directors of OpenTV and FUN Technologies, Inc. Prior to his tenure at Liberty, Mr. Zeisser was a partner at McKinsey & Company from December 1996. Mr. Zeisser is a graduate of the University of Strasbourg, France and the J.L. Kellogg Graduate School of Management at Northwestern University, where he was a Procter & Gamble Academic Scholar. Mr. Zeisser also serves on the board of the Silicon Flatirons Center for Law, Technology, and Entrepreneurship at the University of Colorado. In connection with the nomination of Mr. Zeisser, the Board considered his public company management experience with Liberty, which the Board believes give him particular insight into, and unique and specialized experience regarding, the internet and digital media, and his management experience with various companies abroad, which the Board believes gives him unique insight into the Company's businesses with international operations. The Board also considered Mr. Zeisser's consulting experience, which the Board believes gives him particular insight into business strategy and leadership.

        Mr. Zeisser was nominated as a director by Liberty, which currently has the right to nominate one individual for election to IAC's Board of Directors pursuant to an amended and restated governance agreement among IAC, Liberty and Mr. Diller. For additional information, see the discussion under Relationships Involving IAC and Liberty Media Corporation beginning on page 47.

Corporate Governance

        Controlled Company Status.    IAC is subject to the Marketplace Rules of The Nasdaq Stock Market (the "Marketplace Rules"), which permit "Controlled Companies" to elect to opt out of certain Nasdaq corporate governance requirements. A "Controlled Company" is a company of which more than 50% of the voting power is held by an individual, group or another company.

        Pursuant to an amended and restated stockholders agreement between Mr. Diller and Liberty, Mr. Diller, through shares owned by him as well as those beneficially owned by Liberty as of the record date, generally controls the vote on approximately 15.2% of IAC common stock and 100% of IAC Class B common stock and, consequently, approximately 58.1% of the combined voting power of the outstanding IAC capital stock. Mr. Diller and Liberty have filed Statements of Beneficial Ownership on Schedule 13D (and related amendments) relating to their respective IAC holdings and related voting arrangements with the SEC.

        On this basis, IAC is a Controlled Company for purposes of the Marketplace Rules, and in this capacity has elected to opt out of those corporate governance requirements that would otherwise require: (i) IAC's Board of Directors to have a majority of "independent" directors (within the meaning of the Marketplace Rules) and (ii) director nominees for IAC's Board of Directors to be selected, or recommended for selection, either by a nominating committee comprised entirely independent directors or by a majority of independent directors. Notwithstanding these elections, if all of the Board's nominees for director are elected at the 2010 Annual Meeting, the Company will have a majority of independent directors within the meaning of the Marketplace Rules.

        Leadership Structure.    The Company's business and affairs are overseen by its Board of Directors, which currently has 12 members. There are two management representatives on the Board and, of the 10 remaining current directors, six are independent. The Board has an Audit Committee and a Compensation and Human Resources Committee, each comprised solely of independent directors, as well as an Executive Committee. For more information regarding director independence and our Board Committees, see the discussion under Director Independence beginning on page 10 and Board Committees beginning on page 12.

        Mr. Diller currently serves as both our Chairman and Chief Executive Officer and has held both of these positions since August 1995. As a result, Mr. Diller possesses a great depth of knowledge and experience regarding the Company and its businesses. During his tenure as Chairman and Chief Executive Officer, Mr. Diller has consistently demonstrated that his service in this combined capacity has fostered timely and clear communication with both the Board and Company management regarding significant issues facing the Company, effective decision-making, clear accountability and efficient execution of business strategies and plans. The Board believes that given the knowledge, experience and performance described above, coupled with the fact that Mr. Diller effectively controls the Company, it is in the best interests of the Company and its stockholders for Mr. Diller to continue to serve in a position that provides unified leadership and focus to both the Board and Company management, as well as a uniform voice to constituencies outside of the Company.

        Since we are a Controlled Company under the Marketplace Rules, we are exempt from Nasdaq requirements that would otherwise require that the majority of our Board be comprised of independent directors. Notwithstanding this exemption, the Board nevertheless seeks out independent directors to serve on the Board and Board Committees to ensure that the Board carries out its responsibility for oversight of Company management. In addition, all of our directors play an active role in Board matters, are encouraged to communicate among themselves and directly with the Chairman and have full access to Company management at all times. If all of the Board's nominees for director are elected at the 2010 Annual Meeting, the Company will have a majority of independent directors within the meaning of the Marketplace Rules.

        Our independent directors meet in scheduled executive sessions without management present at least twice a year and may schedule additional meetings as they deem appropriate. We do not have a lead independent director or any other formally appointed leader for these sessions. The independent membership of our Audit and Compensation and Human Resources Committees ensures that directors with no ties to Company management are charged with oversight for all financial reporting and executive compensation related decisions made by Company management. At each regularly scheduled Board meeting, the Chair of each of these committees provides the full Board with an update of all significant matters discussed, reviewed, considered and/or approved by the relevant committee since the last regularly scheduled Board meeting. At this time, the Company believes the current leadership structure described above is the most appropriate structure for our Company and our shareholders.

        Risk Oversight.    Company management is responsible for assessing and managing the Company's exposure to various risks on a day-to-day basis, which responsibilities include the creation of appropriate risk management programs and policies. Company management has developed and implemented guidelines and policies to identify, assess and manage significant risks facing the Company. In developing this framework, the Company recognized that leadership and success are impossible without taking risks; however, the imprudent acceptance of risk or the failure to appropriately identify and mitigate risks could adversely impact stockholder value. The Board is responsible for overseeing management in the execution of its responsibilities and for assessing the Company's approach to risk management. The Board exercises these responsibilities periodically as part of its meetings and also through the Board's Audit and Compensation and Human Resources Committees, which examine various components of financial and compensation-related risks, respectively, as part of their responsibilities. In addition, an overall review of risk is inherent in the Board's consideration of the Company's long-term strategies and in the transactions and other matters presented to the Board, including significant capital expenditures, acquisitions and divestitures and financial matters. The Board's role in risk oversight of the Company is consistent with the Company's leadership structure, with the Chief Executive Officer and other members of senior management having responsibility for assessing and managing the Company's risk exposure, and the Board and its committees providing oversight in connection with those efforts.

        Compensation Risk Assessment.    We conducted a risk assessment of our compensation policies and practices for our employees, including those related to our executive compensation programs. The goal of this assessment was to determine whether the general structure of the Company's compensation policies and programs and the administration of these programs posed any material risks to the Company. The findings of the risk assessment were discussed with the Compensation and Human Resources Committee. Based upon this assessment, we believe that our compensation policies and programs do not encourage excessive or unnecessary risk-taking and are not reasonably likely to have a material adverse effect on the Company.

        Director Independence.    Under the Marketplace Rules, the Board has a responsibility to make an affirmative determination that those members of the Board who serve as independent directors do not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In connection with the determination described below, the Board reviewed information regarding transactions, relationships and arrangements relevant to independence, including those required by the Marketplace Rules. This information is obtained from director responses to a questionnaire circulated by Company management, as well as Company records and publicly available information. Following this determination, Company management monitors those transactions, relationships and arrangements that were relevant to such determination, as well as solicits updated information potentially relevant to independence from internal personnel and directors, to determine whether there have been any developments that could potentially have an adverse impact on the Board's prior independence determination.

        The Board determined that each of Messrs. Keough, Lourd, Martinez, Rosenblatt, Spoon and Zannino is independent. In connection with this determination, the Board considered that in the ordinary course of business, IAC and its businesses sell products and services to, purchase products and services from or make co-investments with, companies at which certain directors are employed or serve as directors, or over which certain directors otherwise exert control. In particular, the Board considered:

  •
  payments for services made by the Company to Allen & Company LLC, where Mr. Keough is Chairman in a non-executive capacity;

  •
  payments for services made by an IAC business to Creative Artists Agency, where Mr. Lourd is Managing Director;

  •
  payments from Google, where Mr. Rosenblatt served as President of Global Display Advertising through May 2009, to IAC pursuant to a paid listing supply agreement;

  •
  a co-investment by IAC in an entity in which Polaris Venture Partners was an existing equity investor, as well as payments for services between the Company and certain Polaris Venture Partners portfolio companies (Mr. Spoon is a general partner of Polaris Venture Partners); and

  •
  payments for services between the Company and certain portfolio companies of J.P. Morgan Partners, LLC, which are managed by CCMP Capital Advisors, LLC, where Mr. Zannino is a Managing Director and member of the firm's Investment Committee.

        Of the remaining directors, (i) Mr. Bronfman is affiliated with an entity to which a former IAC business made payments for services in excess of 5% of such entity's consolidated gross revenues for 2007 and 2008, (ii) Messrs. Diller and Kaufman are executive officers of the Company, (iii) Mr. von Furstenberg is Mr. Diller's stepson and (iv) Mr. Zeisser is an employee of Liberty. Given these relationships, none of these directors are independent.

        If the Board's nominees for director are elected, the Board will have a majority of independent directors within the meaning of the Marketplace Rules.

        In addition to the satisfaction of the director independence requirements set forth in the Marketplace Rules, members of the Audit Committee and Compensation and Human Resources Committee also satisfied separate independence requirements under the current standards imposed by the SEC and the Marketplace Rules for audit committee members and by the SEC and the Internal Revenue Service for compensation committee members.

        Director Nominations.    Given our reliance on the Controlled Company exemption, the Board is not required to have, and does not have, a nominating committee or other committee performing similar functions nor any formal policy on nominations. Liberty, an affiliate of IAC, currently has the right to nominate one director for election to the Board so long as certain stock ownership requirements applicable to Liberty are satisfied. Historically, other nominees have been recommended by the Chairman, upon consultation with other Board members, and then considered by the entire Board. Given the controlled status of IAC, the Board believes that the process described above is appropriate. The Board does not have specific requirements for eligibility to serve as a director of IAC. However, in evaluating candidates, regardless of how recommended, the Board considers whether the professional and personal ethics and values of the candidate are consistent with those of IAC, whether the candidate's experience and expertise would be beneficial to the Board, whether the candidate is willing and able to devote the necessary time and energy to the work of the Board and whether the candidate is prepared and qualified to represent the best interests of IAC's stockholders. While the Board does not have a formal diversity policy, the Board also considers the overall diversity of the experiences, characteristics, attributes, skills and backgrounds of candidates relative to those of other Board members and those represented by the Board as a whole to ensure that the Board has the right mix of skills, expertise and background.

        The Board does not have a formal policy regarding the consideration of director nominees recommended by stockholders, as historically IAC has not received such recommendations. However, the Board would consider such recommendations if made in the future. Stockholders who wish to make such a recommendation should send the recommendation to IAC, 555 West 18th Street, New York, New York 10011, Attention: Corporate Secretary. The envelope must contain a clear notation that the enclosed letter is a "Director Nominee Recommendation." The letter must identify the author as a stockholder, provide a brief summary of the candidate's qualifications and history, together with an indication that the recommended individual would be willing to serve (if elected), and must be accompanied by evidence of the sender's stock ownership. Any director recommendations will be reviewed by the Corporate Secretary and, if deemed appropriate, forwarded to the Chairman for further review. If the Chairman believes that the candidate fits the profile of a director described above, the recommendation will be shared with the entire Board.

        Communications with the IAC Board.    Stockholders who wish to communicate with IAC's Board of Directors or a particular director may send such communication to IAC, 555 West 18th Street, New York, New York 10011, Attention: Corporate Secretary. The mailing envelope must contain a clear notation indicating that the enclosed letter is a "Stockholder-Board Communication" or "Stockholder-Director Communication." All such letters must identify the author as a stockholder, provide evidence of the sender's stock ownership and clearly state whether the intended recipients are all members of the Board or a particular director or directors. The Corporate Secretary will then review such correspondence and forward it to the Board, or to the specified director(s), if appropriate.

The Board and Board Committees

        The Board.    The Board met five times and acted by written consent twice during 2009. During 2009, all then incumbent directors attended at least 75% of the meetings of the Board and the Board committees on which they served. Directors are not required to attend annual meetings of IAC stockholders. One member of the Board of Directors attended IAC's 2009 Annual Meeting of Stockholders.

        The Board currently has three committees: the Audit Committee, the Compensation and Human Resources Committee and the Executive Committee. The Board does not have a nominating committee.

        Board Committees.    The following table sets forth the current members of each standing Committee and the number of meetings held by, and times that each such Committee took action by written consent, during 2009. Each Committee member identified below served in the capacities set forth below for all of 2009.

Name	Audit Committee	Compensation and Human Resources Committee	Executive Committee
Edgar Bronfman, Jr.	—	—	X
Barry Diller	—	—	X
Victor A. Kaufman	—	—	X
Donald R. Keough*	—	X	—
Bryan Lourd*	X	—	—
John C. Malone	—	—	—
Arthur C. Martinez*	—	Chair	—
David Rosenblatt*	—	—	—
Alan G. Spoon*	Chair	—	—
Alexander von Furstenberg	—	—	—
Richard F. Zannino*	X	—	—
Michael P. Zeisser	—	—	—
Number of Meetings	7	5	0
Number of Written Consents	0	5	1

*
Independent Directors

        Audit Committee.    The Audit Committee functions pursuant to a written charter adopted by the Board of Directors, the most recent version of which is attached as Appendix A to this 2010 Annual Meeting Proxy Statement. The Audit Committee is appointed by the Board to assist the Board with a variety of matters described in the charter, which include monitoring: (1) the integrity of IAC's financial statements, (2) the effectiveness of IAC's internal control over financial reporting, (3) the qualifications and independence of IAC's independent registered public accounting firm, (4) the performance of IAC's internal audit function and independent registered public accounting firm, (5) IAC's risk assessment and risk management policies as they relate to financial and other risk exposures and (6) the compliance by IAC with legal and regulatory requirements. The formal report of the Audit Committee is set forth on page 14.

        The Board has previously concluded that Mr. Spoon is an "audit committee financial expert," as such term is defined in applicable SEC rules.

        Compensation and Human Resources Committee.    The Compensation and Human Resources Committee, which has not adopted a written charter, is authorized to exercise all of the powers of the Board of Directors with respect to matters pertaining to compensation and benefits, including, but not limited to, salary matters, incentive/bonus plans, stock compensation plans, retirement programs and health and welfare insurance plans. For additional information on IAC's processes and procedures for the consideration and determination of executive and director compensation and the related role of the Compensation and Human Resources Committee, see the discussion under Compensation Discussion and Analysis generally and Director Compensation beginning on pages 16 and 41, respectively. The formal report of the Compensation and Human Resources Committee is set forth on page 26.

        Executive Committee.    The Executive Committee has all the power and authority of the Board of Directors of IAC, except those powers specifically reserved to the Board by Delaware law or IAC's organizational documents.

 PROPOSAL 2—RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal and Required Vote

        Subject to stockholder ratification, the Audit Committee of the Board of Directors has appointed Ernst & Young LLP as IAC's independent registered public accounting firm for the fiscal year ending December 31, 2010. Ernst & Young LLP has served as IAC's independent registered public accounting firm for many years and is considered by management to be well qualified.

        A representative of Ernst & Young LLP is expected to be present at the 2010 Annual Meeting and will be given an opportunity to make a statement if he so chooses and will be available to respond to appropriate questions.

        Ratification of the appointment of IAC's independent registered public accounting firm requires the affirmative vote of the holders of a majority of the voting power of the shares of IAC capital stock present at the 2010 Annual Meeting in person or represented by proxy and voting together.

        The Board recommends that the stockholders vote FOR ratification of the appointment of Ernst & Young LLP as IAC's independent registered public accounting firm for 2010.

AUDIT COMMITTEE MATTERS

Audit Committee Report

        The Audit Committee operates under a written charter, which has been adopted by the Board of Directors. The Audit Committee charter governs the operations of the Audit Committee and sets forth its responsibilities, which include providing assistance to the Board of Directors with the monitoring of (1) the integrity of IAC's financial statements, (2) the effectiveness of IAC's internal control over financial reporting, (3) the qualifications and independence of IAC's independent registered public accounting firm, (4) the performance of IAC's internal audit function and independent registered public accounting firm, (5) IAC's risk assessment and risk management policies as they relate to financial and other risk exposures and (6) the compliance by IAC with legal and regulatory requirements. It is not the duty of the Audit Committee to plan or conduct audits or to determine that IAC's financial statements and disclosures are complete, accurate and have been prepared in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and IAC's independent registered public accounting firm.

        In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements of IAC for the fiscal year ended December 31, 2009 with IAC's management and Ernst & Young LLP, IAC's independent registered public accounting firm.

        The Audit Committee has discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61, as amended "Communication with Audit Committees." In addition, the Committee has received the written disclosures and the letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young's communications with the Audit Committee concerning independence and has discussed with Ernst & Young its independence from IAC and its management.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for IAC for the fiscal year ended December 31, 2009 be included in IAC's Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the SEC.

Members of the Audit Committee

Alan G. Spoon (Chair)
Bryan Lourd
Richard F. Zannino

Fees Paid to Our Independent Registered Public Accounting Firm

        The following table sets forth fees for all professional services rendered by Ernst & Young to IAC for the years ended December 31, 2009 and 2008.

	2009	2008
Audit Fees(1)	$2,355,000	$8,167,000
Audit-Related Fees(2)	$429,000	1,745,000

Total Audit and Audit-Related Fees	2,784,000	9,912,000
Tax Fees(3)	70,000	—

Total Fees	$2,854,000	$9,912,000

(1)
Audit Fees include fees associated with the annual audit of IAC's consolidated financial statements and internal control over financial reporting, statutory audits, the review of IAC's periodic reports, accounting consultations, the review of SEC registration statements and consents and other services related to SEC matters. Statutory audits include audits performed for certain IAC businesses in various jurisdictions abroad, which audits are required by local law, as well as audits performed for certain IAC businesses in the United States, which audits are required by federal or state regulatory authorities. For 2008, Audit Fees included the audit of consolidated financial statements of each of the entities spun-off by IAC in August 2008.

(2)
Audit-Related Fees include fees for due diligence in connection with acquisitions, agreed upon procedures and benefit plan audits.

(3)
Tax Fees represent fees paid in 2009 for a tax consultation.

Audit and Non-Audit Services Pre-Approval Policy

        The Audit Committee has a policy governing the pre-approval of all audit and permitted non-audit services performed by IAC's independent registered public accounting firm in order to ensure that the provision of these services does not impair such firm's independence from IAC and its management. Unless a type of service to be provided by IAC's independent registered public accounting firm has received general pre-approval, it will require specific pre-approval by the Audit Committee. Any proposed services in excess of pre-approved cost levels will require specific pre-approval by the Audit Committee. In all pre-approval instances, the Audit Committee will consider whether such services are consistent with SEC rules regarding auditor independence.

        Effective January 1, 2007, all Tax services require specific pre-approval by the Audit Committee. In addition, the Audit Committee has designated specific services that have the pre-approval of the Audit Committee (each of which is subject to pre-approved cost levels) and has classified these pre-approved services into one of three categories: Audit, Audit-Related and All Other (excluding Tax). The term of any pre-approval is 12 months from the date of the pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee will revise the list of pre-approved services from time to time. Pre-approved fee levels for all services to be provided by IAC's independent registered public accounting firm will be established periodically from time to time by the Audit Committee.

        Pursuant to the pre-approval policy, the Audit Committee may delegate its authority to grant pre-approvals to one or more of its members, and has currently delegated this authority to its Chairman. The decisions of the Chairman (or any other member(s) to whom such authority may be delegated) to grant pre-approvals must be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee may not delegate its responsibilities to pre-approve services to management.

 INFORMATION CONCERNING CURRENT IAC EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

        Background information about IAC's current executive officers who are not director nominees is set forth below. For background information about IAC's Chairman and Chief Executive Officer, Barry Diller, and Vice Chairman, Victor A. Kaufman, see the discussion under Information Concerning Director Nominees beginning on page 5.

        Thomas J. McInerney, age 44, has been Executive Vice President and Chief Financial Officer of IAC since January 2005. Mr. McInerney previously served as Chief Executive Officer of IAC's former Retailing sector from January 2003 through December 2005. Prior to this time, Mr. McInerney served as Executive Vice President and Chief Financial Officer of Ticketmaster (prior to it becoming a wholly-owned subsidiary of IAC in January 2003) and its predecessor company, Ticketmaster Online-Citysearch, Inc., since May 1999. Prior to joining Ticketmaster, Mr. McInerney worked at Morgan Stanley, most recently as a Principal. Mr. McInerney is currently a member of the boards of directors of HSN, Inc. and Interval Leisure Group, Inc.

        Gregg Winiarski, age 39, has been Senior Vice President, General Counsel and Secretary of IAC since February 2009. Mr. Winiarski previously served as Associate General Counsel of IAC since February 2005, during which time he had primary responsibility for all legal aspects of IAC's mergers and acquisitions and other transactional work. Prior to joining IAC in February 2005, Mr. Winiarski was an associate with Skadden, Arps, Slate, Meagher & Flom LLP, a New York law firm, from 1996 to February 2005. Prior to joining Skadden, Mr. Winiarski was a certified public accountant with Ernst & Young in New York.

COMPENSATION DISCUSSION AND ANALYSIS

Philosophy and Objectives

        Our executive officer compensation program is designed to increase long-term stockholder value by attracting, retaining, motivating and rewarding leaders with the competence, character, experience and ambition necessary to enable the Company to meet its growth objectives.

        Though IAC is a publicly traded company, we attempt to foster an entrepreneurial culture and environment, and attract and retain senior executives with entrepreneurial backgrounds, attitudes and aspirations. Accordingly, when attempting to recruit and retain our executive officers, as well as other executives who may become executive officers at a later time, we compete not only with other public companies, but also with earlier stage companies, companies funded by private equity firms and professional firms. We structure our compensation program so that we can compete in this varied marketplace for talent, with an emphasis on variable, contingent compensation and long-term equity ownership.

        While we consider compensation data in establishing broad compensation programs and practices, we do not specifically benchmark the compensation associated with particular executive positions, or definitively rely on competitive survey data in establishing executive compensation. The Company makes decisions based on a host of factors particular to a given executive situation, including its firsthand experience with the competition for recruiting executives and its understanding of the current environment, and believes that over-reliance on survey data, or a benchmarking approach, is too rigid and stale for the dynamic and fast changing marketplace for talent from which we draw to fill our executive ranks.

        Similarly, we believe that arithmetic approaches to measuring and rewarding short-term performance often fail to adequately take into account the multiple factors that contribute to success at the individual and business level. In any given period, the Company may have multiple objectives, and these objectives, and their relative importance, often change as the competitive and strategic landscape shifts. As a result, we believe formulaic approaches often over-compensate or under-compensate a given performance level. Accordingly, we have historically avoided the use of strict formulas in our annual bonus program and instead relied primarily on a discretionary approach.

        We do, however, believe that linking long-term incentive compensation to objectively measurable goals should play an important part in an overall compensation program. Thus, in January 2008, we introduced non-qualified stock options as the predominant equity award for our executive officers. Under our option program, the Company determines the size of specific awards based on its subjective determination regarding an executive's past performance and future contribution potential, our retention objectives and competitive conditions, while the ultimate realization of value from the award would be directly dependent on appreciation in the Company's stock price (as well as continued service with the Company). Given the prominence of equity in our overall program, a significant percentage of overall pay takes the form of objectively determinable, success-based, long-term compensation.

        We believe the Company's compensation program for executive officers, which includes a combination of subjective determinations regarding individual compensation levels and short-term performance and objective measures of long-term corporate results, puts the substantial majority of compensation at risk, rewards both individual and corporate performance in a targeted fashion, pays amounts appropriate to attract and retain those key individuals necessary to grow the Company, and aligns the interests of our key executives with the interests of our owners. We continuously evaluate our program, and make changes as we deem appropriate.

Roles and Responsibilities

        The Compensation and Human Resources Committee (for purposes of this Compensation Discussion and Analysis, the "Committee") of the Company's Board of Directors, as constituted from time to time, has primary responsibility for establishing the compensation of the Company's executive officers. The current members of the Committee are identified under The Board and Board Committees beginning on page 12.

        The executive officers participate in structuring Company-wide compensation programs, including bonus and equity programs, and in establishing appropriate bonus and equity pools across the Company. At year-end, the CEO meets with the Committee and discusses his views of corporate and individual executive officer performance for the prior year and his recommendations for appropriate compensation packages for the individual executive officers (other than himself). Following such discussion, the Committee meets without the CEO and discusses the CEO's recommendations and the CEO's compensation package, ultimately determining the compensation packages for each executive officer.

        In establishing an executive officer's compensation, each individual component is evaluated independently and in relation to the package as a whole. Prior earning histories and outstanding long-term compensation arrangements are also reviewed and taken into account. However, we do not believe in any formulaic relationship or targeted allocation between these elements. Instead, each individual's situation is evaluated on a case by case basis each year, considering the variety of relevant factors at that time.

        Neither the Company nor the Committee has an ongoing relationship with any particular compensation consulting firm. In certain instances involving matters of particular import, the Committee has solicited the advice of consulting firms and engaged legal counsel. In addition, from time to time, the Company may solicit survey or peer compensation data from various consulting firms. While the Company engaged Mercer (US) Inc. to provide comparative market data in connection with the Company's own analysis of its equity compensation practices in 2009, neither Mercer nor any other compensation consultant had any role in determining or recommending the amount or form of executive compensation for 2009.

Compensation Elements

        Our compensation packages for executive officers primarily consist of salary, annual bonuses, IAC equity awards, and in certain instances, perquisites and other benefits. In 2009, Mr. Blatt became CEO of Match.com, Inc. ("Match"), one of our subsidiaries, in addition to his continuing his role as an executive officer of the Company through November 2, 2009, and his compensation package now also includes equity awards in that subsidiary, as discussed further below.

        Salary.    We typically negotiate a new executive officer's starting salary upon arrival, based on the executive's prior compensation history, prior compensation levels for the particular position within the Company, the Company's New York City location, salary levels of other executives within the Company, and salary levels available to the individual in alternative opportunities. Salaries can increase based on a number of factors, including the assumption of additional responsibilities and other factors which demonstrate an executive's increased value to the Company. These salary increases have generally occurred following year-end, concurrently with the establishment of bonuses for the prior year and equity grants, but can also occur at other times, depending on the circumstances. Salaries for Messrs. Kaufman and McInerney have remained the same since February of 2006, based on the fact that there have been no significant changes in responsibilities since that time and on the Company's general focus on variable, as opposed to fixed, compensation. Salaries for Messrs. Blatt and Winiarski were increased in February 2009 in connection with their changed roles and responsibilities, as discussed further below. Mr. Diller's annual salary of $500,000 reflects a salary reduction in August of 2005 as a result of Mr. Diller assuming the role of executive Chairman and Senior Executive of Expedia, Inc. following its spin-off from the Company.

  Annual Bonuses

        General.    We establish bonus levels through a two-pronged process. First, at the beginning of the year, the Committee sets performance objectives which historically have been tied to the achievement of EBITA or share price performance targets during the forthcoming year. For 2009, a performance objective tied to revenue was also used. In general, these targets are minimum acceptable performance conditions, but with respect to which there is substantial uncertainty when we establish them. If the Company meets the performance criteria, the executive becomes eligible for a maximum bonus award, which the Committee has historically reduced based on a discretionary assessment of Company and, to a lesser extent, individual performance. In making its determinations regarding annual bonuses, the Committee considers a variety of factors such as growth in profitability or achievement of strategic objectives and does not quantify the weight given to any specific element or otherwise follow a formulaic calculation. Rather, the Committee engages in an overall assessment of appropriate bonus levels based on a subjective interpretation of all the relevant criteria. This process is designed to permit the Company to deduct the bonus compensation paid to executives for income tax purposes.

        An individual's position is relevant in setting the parameters of incentive compensation, but individual performance is typically not the primary factor in determining an executive's precise payout in any particular year. Instead, we generally expect superior individual performance from our executive officers, and we endeavor to compensate our executive officers based on their objective achievements as a team. We generally pay bonuses shortly after year-end, following finalization of financial results for the prior year.

        2009 Bonuses.    For 2009, the Committee predicated the payment of bonuses to executive officers on attaining year over year EBITA growth in any quarter of at least 5%, on share price growth of at least 5%, or on revenue in any quarter of at least 85% of the revenue in the corresponding fiscal quarter from the prior year. The share price growth target and revenue target were met, and the

Committee then exercised its right to reduce target bonus amounts. In setting actual bonus levels, the Committee considered a variety of factors, including:

  •
  Operating Income Before Amortization.  Operating Income Before Amortization increased modestly from the prior year (though growth was in large part due to the absence of spin-related costs). However, overall, the Company's operating businesses performed reasonably well in the extremely challenging macroeconomic environment that existed for most of 2009. In addition, many of the Company's businesses exhibited improved momentum over the course of 2009 and, we believe, left the Company well-positioned for the future.

  •
  Cash Generation.  The Company's cash position remained solid throughout 2009, with strong cash flows from our operating businesses and generated through the sale of non-core assets during the year. Despite significant cash expended on share repurchases throughout the year, the Company completed 2009 with a strong cash position and expectations for continued strength in 2010.

  •
  Other Initiatives.  The Company continued to rationalize its business by selling or otherwise monetizing a number of non-core stakes and investing in the development in new businesses, as well as controlling expenses in a challenging economic environment.

        In addition, the 2009 bonus award for Mr. Blatt took into account not only his role as an executive officer of IAC through November 2009, but also his role as Chief Executive Officer of Match, and the strong performance of Match during the year.

        Executive officer bonuses tend to be highly variable from year-to-year depending on the performance of the Company, with no bonuses paid with respect to 2007 performance, 2008 bonuses reflecting the completion of an unprecedented four-way spin-off transaction, and 2009 bonuses reflecting the considerations outlined above. Accordingly, we believe our executive officer bonus program provides strong incentives to reach the Company's annual goals.

  Long-Term Incentives

        General.    Due to our entrepreneurial philosophy, we believe that providing a meaningful equity stake in our business is essential to create compensation opportunities that can compete, on a risk-adjusted basis, with entrepreneurial employment alternatives. In addition, we believe that ownership shapes behavior, and that by providing compensation in the form of equity awards, we align the executive's incentives with our stockholders' interests in a manner that we believe drives superior performance over time.

        While there is currently no formal stock ownership or holding requirement for executive officers, our executive officers have historically held the majority of their stock awards (net of tax withholding) well beyond the relevant vesting dates.

        In establishing equity awards in any given year, the amount of outstanding unvested and/or unexercised equity awards, as well as previously earned or exercised awards, is reviewed and evaluated on an individual by individual basis. While in 2007and 2008, each person who was then an executive officer (other than Mr. Diller) received an identical equity award, award levels in 2010 for executive officers varied due the change in the composition of the executive officer group that took place during 2009. In setting particular award levels, the predominant considerations are providing the person with effective retention incentives, appropriate reward for past performance, and incentives for strong future performance.

        The annual corporate performance factors relevant to setting bonus amounts that were discussed above, while taken into account, are generally less relevant in setting annual equity awards, as the awards tend to be more forward looking, and are a longer-term retention and reward instrument than our annual bonuses.

        Except where otherwise noted, we have historically granted equity awards simultaneously with the payment of year-end bonuses. The Committee meetings at which awards are made have generally been scheduled months in advance and without regard to the timing of the release of earnings or other material information.

  Equity Awards

        Restricted Stock Units.    From early 2003 through 2007 (except for a 2005 option grant to Mr. Diller, as discussed below), the Company used restricted stock units, or RSUs, as its exclusive equity compensation tool for executive officers. Through 2006, these awards generally vested over time (either in equal annual installments over 5 years, or cliff vested at the end of five years). In February 2007, we introduced performance based RSUs which were scheduled to cliff vest at the end of three years in amounts ranging from 0% to 200% of the initial 'target' award depending upon growth in the Company's publicly reported metric, Adjusted Earnings Per Share, with certain modifications. In connection with the Company's spin-off transaction completed in August 2008, outstanding RSUs were modified, with the 2007 performance awards converted into time-based vesting awards at the "target" level, and with the vesting of a portion of the 2007 performance awards, and certain other outstanding RSU awards, being accelerated in connection with the transaction.

        IAC Stock Options.    In early 2008, we introduced nonqualified stock options as the primary equity incentive vehicle for our executives and other equity eligible employees, continuing the increased emphasis on performance criteria introduced in the 2007 RSU program. This switch was made primarily for the sake of simplicity, and a belief that it would, in general, make the Company more competitive in recruiting talented executives and employees.

        2009 Awards.    During 2009, Mr. Winiarski was awarded 50,000 stock options, with an exercise price of $16.19, the closing price of the Company's common stock on the grant date, in connection with his promotion to Senior Vice President, General Counsel and Secretary of the Company. Also during 2009, in connection with his expanded role, Mr. Blatt was awarded options to acquire Match common stock in exchange for certain IAC stock options that he previously had been awarded, as described below under Employment Arrangement for Mr. Blatt. No other named executive officer received any option awards during 2009.

        2010 Awards.    In February 2010 as part of our 2009 annual year-end process, we granted stock options to a number of employees throughout the Company, with an exercise price of $21.60 per share, the closing price of the Company's common stock on the grant date. At that time, we granted 350,000 stock options to each of Mr. Kaufman and Mr. McInerney and 100,000 stock options to Mr. Winiarski. These awards reflect both the considerations described above, as well as an acknowledgement that the award levels in 2008 were, in part, necessitated by the significant vesting of awards in connection with the 2008 spin-off transaction. We believe these awards provide meaningful retention and performance incentives for our executive officers.

        Equity Awards to Mr. Diller.    In June of 2005, the Committee awarded Mr. Diller 2.4 million stock options with an exercise price of $35.58 per share (representing approximately 130% of the market price of the Company's stock on the grant date) and 1.4 million stock options with an exercise price of $47.90 per share (representing approximately 175% of the market price of the Company's stock on the grant date). In connection with the August 2008 Spin-Offs, these options were split into options of all five post-transaction companies, with adjustments to the number of shares covered by each option and the exercise price based on the relative value at the time of the transaction, as set forth in the Outstanding Equity Awards at 2009 Fiscal Year End table on page 30.

        These options cliff vest on the fifth anniversary of the grant date, subject to certain acceleration terms described below. As part of this grant, Mr. Diller and the Committee agreed that Mr. Diller would not receive additional equity compensation for a five-year period. As a result, Mr. Diller has not received additional Company equity awards, or any other long-term incentive compensation, since this grant.

        In making this grant to Mr. Diller, the Committee considered that Mr. Diller received certain option grants from IAC in 1995 and 1997 and until 2005 had not received any subsequent equity grants from IAC. A majority of those options were set to expire in 2005, with the remainder set to expire in 2007. As the first expirations neared, the Committee determined it was in the best interest of the Company to continue to provide Mr. Diller a long-term incentive structure similar to the one that had been in place during the prior ten years, a period of considerable and sustained growth for the Company. As a result, the Committee and Mr. Diller initially explored the possibility of simply extending the expiration dates of Mr. Diller's existing options. However, they concluded that doing so might deprive the Company of the tax deduction associated with the exercise of some of these options. Because that tax deduction was of considerable value to the Company, they declined to pursue that alternative.

        Instead, the Committee engaged Pearl Meyer & Partners to evaluate various long-term incentive alternatives, settling ultimately on that described above. In coming to this determination, the Committee took into account a variety of factors, including:

  •
  competitive pay and performance data among comparator groups of companies;

  •
  the expiration schedule of Mr. Diller's existing long-term incentive package;

  •
  the nature of Mr. Diller's expiring long-term incentive package;

  •
  the significant incentive to create additional shareholder value inherent in the premium option pricing component of the new package;

  •
  the Committee's substantial desire to retain Mr. Diller's services for the long-term; and

  •
  the Committee's intention to provide Mr. Diller with no additional long-term incentive awards during the next five years.

        The Committee also considered the value anticipated to be realized by Mr. Diller from his exercise of stock options in 2005 and 2007, but given that these options had all been granted eight to ten years before, and had long since vested, the Committee considered the realization of this value at these particular times to be primarily a function of both personal investment decisions by Mr. Diller and the timing of the relevant option expiration dates, and not compensation for the periods in which it would be realized.

        Mr. Diller also holds a substantial number of Company shares, 2.25 and 1.6 million of which were acquired in 2005 and 2007, respectively, as a result of option exercises immediately prior to the expiration of such options (representing 100% of the shares remaining after payment of exercise price and associated taxes).

        Employment Arrangement for Mr. Blatt.    On February 18, 2009 (the "Effective Date"), Mr. Blatt entered into a new employment arrangement with the Company and Match, pursuant to which he became the Chief Executive Officer of Match. In connection with this change, Mr. Blatt's annual salary was increased from $550,000 to $650,000, to reflect the increased diversity of his responsibilities, the heavy travel schedule associated with the new position and general level of contribution to the Company. In addition to his responsibilities as Chief Executive Officer of Match, Mr. Blatt also continued in his role as Executive Vice President of the Company with oversight responsibility for certain corporate functions through November 2, 2009, at which time he surrendered most of those corporate responsibilities.

        When the Company asked Mr. Blatt to become CEO of Match, Mr. Blatt desired to have a compensation structure that included incentives that were directly aligned with the performance of Match as an inducement for him to undertake the new responsibilities being assigned to him by the Company. A negotiation ensued, in which the Company and Mr. Blatt agreed, subject to the approval of the Company's stockholders, to forfeit approximately one-half of his outstanding Company stock options in exchange for a grant of options to purchase shares of Match common stock. The following portions of each of his outstanding options to purchase Company common stock were forfeited:

Number of Options Forfeited	Exercise Price
365,885	$16.28
56,857	$20.08
56,857	$22.70
56,856	$25.31

        As of the Effective Date, Match had outstanding 9,700 shares of common stock and granted the following options ("Match Options") to Mr. Blatt:

  •
  an option to purchase 150 shares of Match common stock with a per share exercise price equal to the fair market value on the Effective Date ("FMV"), such option vesting 50% on the two year anniversary of the Effective Date and 50% on the three year anniversary of the Effective Date;

  •
  an option to purchase 100 shares of Match common stock with a per share exercise price equal to 200% of FMV, such option vesting 50% on the two year anniversary of the Effective Date and 50% on the three year anniversary of the Effective Date; and

  •
  an option to purchase 50 shares of Match common stock with a per share exercise price equal to FMV, such option vesting in the event of an initial public offering or spin-off of Match. These options were amended, as described below.

        The underlying principle of the exchange was that Mr. Blatt's equity package, both before and after the exchange, would be approximately equal in value, based upon the value of each of the Company and Match at various points, however, due to the subjective nature of that assessment, no precise relative calculation was agreed upon as part of the exchange.

        In late November 2009, the Committee amended Mr. Blatt's outstanding Match Options to provide that he will not be entitled to exercise any Match Options until at least 6 months and 1 day after such options vest, unless Match is a public company at such time (these options previously had been exercisable immediately upon vesting), and amended the third tranche of options listed above such that those options will vest on the same schedule as the other Match options listed above (in other words, 50% will vest on each of the second and third anniversaries of the grant date).

        The Match Options have a ten year term, and generally remain exercisable so long as Mr. Blatt is CEO of Match or the senior corporate executive at the Company with primary responsibility for Match and for 90 days thereafter; provided that the post-termination exercise period shall be extended for varying periods beyond the 90 days upon certain terminations of employment. As long as Match is not a separate public company: (i) exercised Match options will be settled in cash based on the difference between the exercise price and the fair market value of a share of Match; provided, that if Match is a controlled subsidiary of the Company, this obligation may be satisfied, in whole or in part, using shares of Company common stock and (ii) the fair market value of a share of Match will be determined in good faith by the Company after consultation with Mr. Blatt, or under certain circumstances, through negotiation or arbitration.

        The agreement also provides for the acceleration of vesting of his Match Options upon the earlier of: (i) a change in control of Match, (ii) a change in control of the Company at a time during which Match is a controlled subsidiary of the Company, or (iii) an involuntary termination of Mr. Blatt's employment.

        In connection with Mr. Blatt's February 2009 employment agreement, the Company agreed to reimburse Mr. Blatt for travel and other expenses (including auto and housing) relating to time spent in Dallas, Texas, which was to be provided on a non-taxable basis. This provision was amended such that those costs would continue to be reimbursed, but not on a non-taxable basis.

        In the event Mr. Blatt's employment is involuntarily terminated, in addition to the acceleration of vesting of the Match Options: (i) all Company equity awards outstanding as of the Effective Date that remain outstanding at the time of such termination of employment immediately shall vest, (ii) Mr. Blatt shall receive salary continuation until 12 months following the termination of employment and (iii) the portion of any IAC and Match equity awards that are granted to Executive after the Effective Date that would have vested during the 12 months following the date of termination (assuming pro rated vesting for any cliff vesting awards) will vest. These termination benefits are intended to provide additional security to Mr. Blatt in consideration of his agreement to take on new, additional responsibilities.

        New Employment Arrangement for Mr. Kaufman.    On February 26, 2010, the Company entered into an amended and restated employment agreement with Victor Kaufman, Vice Chairman of IAC. The Company entered into the agreement because it desired to continue to retain the services of Mr. Kaufman following the expiration of his employment contract in February 2010.

        The agreement has a scheduled term of one year from the effective date of such agreement and provides for automatic renewal for successive one-year terms absent written notice from IAC or Mr. Kaufman ninety (90) days prior to the expiration of the then-current term.

        The agreement provides that, during the term, Mr. Kaufman will be eligible to receive an annual base salary, annual cash bonuses, equity awards and other employee benefits to be reasonably determined by the Committee, following consultation with IAC's CEO and Chairman.

        Upon a termination of Mr. Kaufman's employment by IAC without "cause," Mr. Kaufman's resignation for "good reason" or the timely delivery of a non-renewal notice by IAC (each, a "Qualifying Termination"): (i) all IAC equity awards (including any cliff vesting awards, which shall be pro-rated as though such awards had an annual vesting schedule) held by Mr. Kaufman that would have otherwise vested during the twelve-month period following such Qualifying Termination shall vest as of the date of such Qualifying Termination and (ii) all vested and outstanding IAC stock options held by Mr. Kaufman as of the date of such Qualifying Termination (including any stock options that vested pursuant to the acceleration rights described above), shall remain outstanding and exercisable for eighteen (18) months from the date of such Qualifying Termination.

        New Employment Arrangement for Mr. Winiarski.    On February 26, 2010, the Company entered into a new employment agreement with Gregg Winiarski, Senior Vice President, General Counsel and Secretary of IAC. The agreement was entered into in order to retain the services of Mr. Winiarski, who had assumed new responsibilities in 2009.

        The agreement has a scheduled term of one year from the effective date of such agreement, and provides for automatic renewal for successive one-year terms absent written notice from IAC or Mr. Winiarski ninety (90) days prior to the expiration of the then-current term.

        The agreement provides that, during the term, Mr. Winiarski will be eligible to receive an annual base salary of $375,000, annual cash bonuses, equity awards and other employee benefits to be reasonably determined by the Committee.

        Upon a termination of employment by IAC without "cause" (and other than by reason of death or disability), Mr. Winiarski's resignation for "good reason" or the timely delivery of a non-renewal notice by IAC (each, a "Qualifying Termination"), subject to the execution and non-revocation of a release and compliance with the restrictive covenants set forth below: (i) IAC will continue to pay Mr. Winiarski his annual base salary for twelve (12) months following such Qualifying Termination , (ii) all IAC equity awards (including any cliff vesting awards, which shall be pro-rated as though such awards had an annual vesting schedule) held by Mr. Winiarski that would have otherwise vested during the twelve-month period following such Qualifying Termination shall vest as of the date of such Qualifying Termination and (iii) all vested and outstanding IAC stock options held by Mr. Winiarski as of the date of such Qualifying Termination (including any stock options that vested pursuant to the acceleration rights described above), shall remain outstanding and exercisable for eighteen (18) months from the date of such Qualifying Termination.

        Pursuant to his agreement, Mr. Winiarski is bound by a covenant not to compete with IAC's businesses during the term of his employment and for twelve (12) months after a Qualifying Termination and covenants not to solicit IAC's employees or business partners during the term of his employment and for eighteen (18) months after a Qualifying Termination. In addition, Mr. Winiarski agreed not to use or disclose any confidential information of IAC or its affiliates.

Change of Control

        In general, we believe that our executive officers other than Mr. Diller should generally receive full acceleration of their unvested equity in the event of a change of control. Our executive officers are the individuals who would generally be responsible for bringing about such a transaction, but are also the individuals whose positions are most likely to be jeopardized if such a transaction were to occur. Accordingly, through enabling acceleration, we provide for stability of senior management during a time of great importance to shareholders. Because Mr. Diller generally has the power to determine whether a change of control transaction ultimately transpires, there is little risk that other executive officers could bring about such a transaction for the purposes of realizing acceleration of their equity awards.

        The change of control definition in our equity plans does not include the acquisition of voting control by Liberty (which is defined to include the reacquisition by Liberty of voting power over its shares upon the loss of the proxy over such shares held by Mr. Diller). However, our executive officers other than Mr. Diller are generally provided with full acceleration of vesting in the event they are involuntarily terminated following such an acquisition. Given the nature of Mr. Diller's voting arrangement with Liberty, such an acquisition could occur suddenly and without warning. Since the executive officers are the individuals whose employment experience would change most substantially and immediately in such an event, providing this protection helps the Company realize the full retentive effect of our equity program. However, because of the unique nature of Liberty's relationship with the Company, and the manner in which such a change of control could occur, a double-trigger mechanism is employed, rather than the single trigger otherwise applicable to executive officers, to provide for continuity of management following such an event.

        If there is a change of control, Mr. Diller's 2005 option agreement provides for the acceleration of a number of his 2005 options equal to 20% of the original award plus an additional 20% for each completed year of service since the grant. This acceleration structure was intended to approximate the result that would have ensued if, instead of receiving a multi-year option grant, he had received smaller annual grants during the 5-year vesting period, each with full acceleration upon a change in control. Change of control for purposes of Mr. Diller's 2005 options has the meaning set forth in the IAC 2005 Stock and Annual Incentive Plan; provided, that it excludes any situation in which Mr. Diller retains sufficient voting power such that, taking into account all of the circumstances, he effectively controls the election of a majority of the Board.

        Though Mr. Diller receives some acceleration of his unvested options if there is a change of control, the premium pricing on his options, plus his considerable direct Company stock ownership, provide significant comfort that any transaction triggering such acceleration would be approved by Mr. Diller because he believed it was in the best interest of stockholders, and not out of his desire to bring about acceleration of his stock options.

Severance

        We generally provide executive officers with some amount of salary continuation and some amount of equity acceleration in the event of involuntary terminations of an executive officer's employment. Because we tend to promote our executive officers from within, after competence and commitment have generally been established, we believe the likelihood of equity acceleration is typically low, and yet we believe that through providing this benefit we increase the retentive effect of our equity program, which serves as our most important retention incentive. In no instance do we provide acceleration of equity in the event an executive voluntarily resigns from the Company. For purposes of this discussion, we use the term "involuntary termination" to mean both a termination by the Company without "cause" and a resignation by the executive for "good reason" or similar construct.

        In the event of an involuntary termination of Mr. Diller's employment, which, due to his control of the Company, could occur in an extremely limited number of circumstances, Mr. Diller's 2005 option agreement provides that he would vest in the number of options he would have vested in had his option grant vested on an annual basis, as opposed to cliff vesting at the end of five years.

Other Compensation

        General.    We provide our CEO with various non-cash benefits as part of his overall compensation program. Under certain limited circumstances, other executive officers have also received non-cash benefits. The value of these benefits is calculated under appropriate rules and is taken into account as a component of compensation when establishing overall compensation levels. The value of all non-cash benefits are reported under the heading All Other Compensation in the Summary Compensation Table on page 27 pursuant to applicable rules. Our executive officers do not participate in any deferred compensation or retirement program other than the Company's 401(k) plan. We generally do not, and did not in 2009, gross-up any benefits provided to any executive officer. Other than those described specifically below, our executive officers do not partake in any benefit programs, or receive any significant perquisites, distinct from the Company's other employees.

        Mr. Diller.    Pursuant to Company policy, Mr. Diller is required to travel, both for business and personal purposes, on corporate aircraft. In addition to serving general security interests, this means of travel permits him to travel non-stop and without delay, to remain in contact with the Company while he is traveling, to change his plans quickly in the event Company business requires, and to conduct confidential Company business while flying, be it telephonically, by email or in person. These interests are similarly furthered on both business and personal flights, as Mr. Diller typically provides his services to the Company while traveling in either case. Nonetheless, the incremental cost to the Company of his travel for personal purposes is reflected as compensation to Mr. Diller from the Company, and taken into account in establishing his overall compensation package. For certain personal use of the corporate aircraft, Mr. Diller reimburses the Company at the maximum rate allowable under applicable rules of the Federal Aviation Administration.

        Additionally, the Company provides Mr. Diller the use of certain automobiles for business and personal purposes, and provides certain Company-owned office space and IT equipment for use by certain individuals who work for Mr. Diller personally. These uses are valued by the Company at their incremental cost to the Company or, in the case of the use of office space, where there is no discernable incremental cost, at the cost used for internal allocations of office space for corporate purposes.

        Mr. Kaufman.    Mr. Kaufman is entitled to use corporate aircraft for a certain amount of personal travel annually. However, Mr. Kaufman reimburses the Company for the Company's incremental cost of such travel and therefore the value of such travel is not treated as compensation to Mr. Kaufman. Typically, Mr. Kaufman's spouse accompanies him on personal and business flights, at no incremental cost to the Company.

        Mr. Blatt.    Pursuant to Mr. Blatt's employment agreement, IAC reimbursed Mr. Blatt during 2009 for various living and travel expenses, which amounts are reflected in the Summary Compensation Table on page 27.

Tax Deductibility

        Whenever possible, we endeavor to structure our compensation program in such a manner so that the compensation we pay is deductible by the Company for federal income tax purposes. Because of the use of performance conditions in connection with our equity awards and annual bonuses, and the fact that no salaries are in excess of $1 million, these three components are generally deductible to the Company. However, under applicable IRS rules, the personal use of corporate aircraft leads to a disallowance of the deduction of certain airplane and related costs.

COMPENSATION COMMITTEE REPORT

        The Compensation and Human Resources Committee has reviewed the Compensation Discussion and Analysis and discussed it with Company management. In reliance on its review and the discussions referred to above, the Compensation and Human Resources Committee recommended to the Board that the Compensation Discussion and Analysis be included in IAC's 2009 Annual Report on Form 10-K and this 2010 Annual Meeting Proxy Statement.

Members of the Compensation and Human Resources Committee

Arthur C. Martinez (Chair)
Donald R. Keough

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During 2009, the Compensation and Human Resources Committee was comprised of Messrs. Martinez and Keough, neither of whom is (or in the past has been) an officer or employee of IAC at the time of their respective service on the Committee.

 EXECUTIVE COMPENSATION

Overview

        The Executive Compensation section of this 2010 Annual Meeting Proxy Statement sets forth certain information regarding total compensation earned by our named executives in 2009, as well as equity awards made to our named executives in 2009, equity awards held by our named executives on December 31, 2009 and the dollar value realized by our named executives upon the vesting and exercise of equity awards during 2009. All information provided regarding equity awards granted prior to December 2008 was previously adjusted to reflect the spin-off of HSN, Inc. ("HSNi"), Interval Leisure Group, Inc. ("Interval"), Ticketmaster (known as Ticketmaster Entertainment on December 31, 2009 and now known as Live Nation Entertainment, Inc.) and Tree.com, Inc. ("Tree.com") in August 2008 (the "August 2008 Spin-Offs").

        The Company's "named executives" include the Company's principal executive officer, principal financial officer and the Company's other two executive officers, as well as a former Executive Vice President who served as an executive officer through November 2, 2009.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)		All Other Compensation ($)(3)	Total ($)
Barry Diller	2009	$500,000	$1,700,000	—	—		$1,041,885	$3,241,885
Chairman and Chief	2008	$500,000	$3,000,000	—	—		$662,474	$4,162,474
Executive Officer	2007	$500,000	—	—	—		$927,429	$1,427,429
Victor A. Kaufman	2009	$650,000	$1,200,000	—	—	(4)	$17,649	$1,867,649
Vice Chairman	2008	$650,000	$2,000,000	$499,999	$7,515,579	(5)	$16,783	$10,682,361
	2007	$650,000	—	$2,499,990	—		$17,939	$3,167,929
Thomas J. McInerney	2009	$650,000	$1,200,000	—	—	(4)	$7,350	$1,857,350
Executive Vice	2008	$650,000	$2,000,000	$499,999	$7,515,579	(5)	$7,750	$10,673,328
President and Chief Financial Officer	2007	$650,000	—	$2,499,990	—		$7,750	$3,157,740
Gregg Winiarski	2009	$368,192	$700,000	—	$383,000	(4)	$7,350	$1,458,542
Senior Vice President, General Counsel and Secretary
Gregory R. Blatt	2009	$644,038	$1,000,000	—	—	(4)(6)	$59,655	$1,703,693
Chief Executive Officer of	2008	$550,000	$2,000,000	$499,999	$7,515,579	(5)(7)	$7,269	$10,572,847
Match; Executive Vice President of IAC through November 2, 2009	2007	$550,000	—	$2,499,990	—		$7,000	$3,056,990

(1)
These amounts represent the grant date fair value of IAC RSU awards, which was calculated using the closing price of IAC common stock on the NASDAQ Stock Market on the grant date.

(2)
These amounts represent the grant date fair value of IAC stock options using the Black-Sholes option pricing model. The assumptions used in calculating these amounts are incorporated herein by reference to Note 13 of the Company's audited financial statements for the fiscal year ended December 31, 2009 included in the Company's 2009 Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on February 26, 2010.

(3)
Additional information regarding all other compensation amounts for 2009 is as follows:

	Barry Diller	Victor A. Kaufman	Thomas J. McInerney	Gregg Winiarski	Gregory R. Blatt
Personal use of corporate aircraft(a)	$991,533	—	—	—	—
Parking garage	—	$10,299	—	—	—
Lodging(b)	—	—	—	—	$27,286
Auto rental(c)	—	—	—	—	$23,436
Miscellaneous(d)	$43,002	—	—	—	$1,583
401(k) plan company match	$7,350	$7,350	$7,350	$7,350	$7,350

Total All Other Compensation	$1,041,885	$17,649	$7,350	$7,350	$59,655

(a)
Pursuant to the Company's Airplane Travel Policy, Mr. Diller is required to travel by Company-owned or chartered aircraft for both business and personal purposes. See the discussion regarding airplane travel under Compensation Discussion and Analysis on page 25. We calculate the incremental cost to the Company for personal use of Company aircraft based on the average variable operating costs to the Company, and the amounts presented in the table above for such use are net of payments made by Mr. Diller for certain personal use of aircraft. Variable operating costs include fuel, certain maintenance costs, navigation fees, on-board catering, landing fees, crew travel expenses and other miscellaneous variable costs. The total annual variable costs are divided by the annual number of miles the Company aircraft flew to derive an average variable cost per mile. This average variable cost per mile is then multiplied by the miles flown for personal use for which Mr. Diller did not reimburse the Company to derive the incremental cost. Incremental costs do not include fixed costs that do not change based on usage, such as pilots' salaries, the purchase costs of the Company-owned aircraft, insurance, scheduled maintenance and non-trip related hangar expenses. Mr. Diller occasionally had family members or other guests accompany him on business and personal trips. While travel by family members or other guests does not result in any incremental cost to the Company, such travel does result in the imputation of taxable income to Mr. Diller, the amount of which is calculated in accordance with applicable IRS regulations.

(b)
Represents rental payments and the payment of related utilities for an apartment in Dallas, Texas, where Match is headquartered.

(c)
Represents lease payments for an automobile in Dallas, Texas, where Match is headquartered.

(d)
Represents the total amount of other benefits provided, none of which individually exceeded the greater of $25,000 or 10% of the total amount of these benefits for the named executive. In the case of Mr. Diller, the total amount of other benefits provided reflects: (i) lease payments, parking, fuel, maintenance and other costs associated with Mr. Diller's personal use of two automobiles leased and maintained by IAC, (ii) an allocation (based on square footage) of costs for the use of IAC office space by certain individuals who work for Mr. Diller personally, (iii) an allocation (based on the number of personal computers and communication devices supported by IAC) of costs relating to the use by such individuals of the Company's IT technical support and certain communication equipment and (iv) costs incurred for Mr. Diller's personal use of other car services. In the case of Mr. Blatt, the total amount of other benefits provided reflects costs incurred for personal air travel by Mr. Blatt.
(4)
Reflects the grant date fair value of IAC stock options granted to Mr. Winiarski in April 2009 in connection with his promotion to Senior Vice President, General Counsel and Secretary. No IAC stock options were granted to any other named executive in 2009. For a discussion of IAC equity awards granted to certain named executives in February 2010, see the discussion under Compensation Discussion and Analysis beginning on page 20.

(5)
These amounts represent the grant date fair value of IAC stock options: (i) granted in April 2008 for 2007 performance and (ii) granted in December 2008 for 2008 performance.

(6)
Excludes Match Options held by Mr. Blatt as of December 31, 2009. See the discussion under Compensation Discussion and Analysis under Employment Arrangement for Mr. Blatt beginning on page 21.

(7)
In connection with becoming Chief Executive Officer of Match in February 2009, Mr. Blatt forfeited an aggregate of 536,455 IAC stock options granted to him in April 2008 and December 2008 in exchange for the Match Options. See the discussion under Compensation Discussion and Analysis under Employment Arrangement for Mr. Blatt beginning on page 21.

Grants of Plan-Based Awards in 2009

        The table below provides information regarding IAC stock options granted to our named executives in 2009. No other IAC equity awards were granted to our named executives in 2009.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)(1)(2)	Exercise or Base Price of Option Awards ($/Sh)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Barry Diller	—	—	—	—
Victor A. Kaufman	—	—	—	—
Thomas J. McInerney.	—	—	—	—
Gregg Winiarski	4/20/09	50,000	$16.19	$383,000
Gregory R. Blatt(5)	—	—	—	—

(1)
For information on the treatment of IAC option awards upon a termination of employment or a change in control of IAC, see the discussion under Estimated Potential Payments Upon Termination or Change in Control of IAC beginning on page 35.

(2)
These IAC stock options vested/vest in equal installments on February 19, 2010, 2011, 2012 and 2013, subject to continued employment.

(3)
The exercise price is equal to the market value of IAC common stock on the grant date.

(4)
This amount represents the grant date fair value of IAC stock options using the Black-Scholes option pricing model. See footnote 2 to the Summary Compensation Table.

(5)
As discussed in Compensation Discussion and Analysis under Employment Arrangement for Mr. Blatt beginning on page 21, in connection with becoming Chief Executive Officer of Match in February 2009, Mr. Blatt entered into an employment agreement, in connection with which Mr. Blatt surrendered an aggregate of 536,455 IAC stock options granted to him in April 2008 and December 2008 in exchange for the Match Options, which consist of: (i) 200 stock options denominated in Match common stock with a per share exercise price equal to the FMV and (ii) 100 stock options denominated in Match common stock with a per share exercise price equal to 200% of FMV. All of the Match Options have ten year terms. The terms of the Match Options currently provide (i) for the vesting of 50% of each tranche on each of the second and third anniversaries of the effective date of his employment agreement and (ii) that Mr. Blatt will not be entitled to exercise any Match Options until at least six months and one day after such options vest, unless Match is a public company at such time.

Outstanding Equity Awards at 2009 Fiscal Year-End

        The table below provides information regarding equity awards held by our named executives on December 31, 2009. The market value of all IAC RSU awards is based on the closing price of IAC common stock on December 31, 2009 ($20.48).

	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options (#)(1)	Number of securities underlying unexercised options (#)(1)		Option exercise price ($)(1)	Option expiration date(1)	Number of shares or units of stock that have not vested (#)(2)	Market value of shares or units of stock that have not vested ($)(2)
	(Exercisable)	(Unexercisable)
Barry Diller	—	1,199,909	(3)	$31.06	6/7/15	—	—
	—	699,946	(3)	$41.81	6/7/15	—	—
Victor A. Kaufman	93,742	—		$18.06	12/18/10	—	—
	62,495	—		$21.87	4/25/11	—	—
	135,009	—		$23.10	12/16/11	—	—
	47,743	143,229	(4)	$20.08	4/9/18	—	—
	47,743	143,229	(4)	$22.70	4/9/18	—	—
	47,743	143,228	(4)	$25.31	4/9/18	—	—
	125,000	375,000	(5)	$16.28	12/17/18	—	—
	—	—		—	—	44,691	$915,272
Thomas J. McInerney	17,529	—		$25.99	3/31/10	—	—
	3,749	—		$21.03	5/10/10	—	—
	5,842	—		$9.98	2/21/11	—	—
	7,011	—		$15.03	5/15/11	—	—
	21,001	—		$23.10	12/16/11	—	—
	14,023	—		$28.92	3/19/12	—	—
	47,743	143,229	(4)	$20.08	4/9/18	—	—
	47,743	143,229	(4)	$22.70	4/9/18	—	—
	47,743	143,228	(4)	$25.31	4/9/18	—	—
	125,000	375,000	(5)	$16.28	12/17/18	—	—
	—	—		—	—	151,742	$3,107,676
Gregg Winiarski	11,458	34,375	(4)	$20.05	1/31/18	—	—
	18,750	56,250	(5)	$16.28	12/17/18	—	—
	—	50,000	(6)	$16.19	4/20/19	—	—
	—	—		—	—	23,757	$486,544
Gregory R. Blatt(7)	33,529	100,586	(4)	$20.08	4/9/18	—	—
	33,529	100,586	(4)	$22.70	4/9/18	—	—
	33,529	100,586	(4)	$25.31	4/9/18	—	—
	33,529	100,586	(5)	$16.28	12/17/18	—	—
	—	—		—	—	143,507	$2,939,023

(1)
In connection with the August 2008 Spin-Offs, all IAC stock options (vested and unvested) granted prior to 2008 were split into options to purchase shares of common stock of each of the post-transaction companies. In connection with the spin-off of the Company's travel related businesses in August 2005 (the "Expedia Spin-Off"), each then vested IAC stock option was converted into an option to purchase shares of IAC common stock and an option to purchase shares of Expedia, Inc. ("Expedia") common stock. In both cases, appropriate adjustments were made to the exercise prices and number of options to maintain pre- and post-transaction values and adjusted IAC, HSNi, Interval, Ticketmaster, Tree.com and Expedia options otherwise have the same terms and conditions, including exercise periods, as the corresponding IAC stock options outstanding immediately prior to the relevant transaction.

  For Messrs. Diller, Kaufman and McInerney, any value realized upon the exercise of HSNi, Interval, Ticketmaster and Tree.com stock options is treated for tax purposes as compensation payable to them in their respective capacities as executive officers of the Company. Accordingly, information regarding HSNi, Interval, Ticketmaster and Tree.com stock options held by these named executives on December 31, 2009 appears in the following table and information regarding any exercises of HSNi, Interval, Ticketmaster and Tree.com stock options by these named executives is reportable in the 2009 Option Exercises and Stock Vested table. Messrs. Winiarski and Blatt do not hold any HSNi, Interval, Ticketmaster and Tree.com stock options.

  For Messrs. Kaufman and McInerney, any value realized upon the exercise of Expedia stock options is also treated for tax purposes as compensation payable to them in their respective capacities as executive officers of the Company. Accordingly, information regarding Expedia stock options held by these named executives on December 31, 2009 appears in the following table and information regarding any exercises of Expedia stock options by these named executives is reportable in the 2009 Option Exercises and Stock Vested table. Messrs. Winiarski and Blatt do not hold any Expedia options.

  In the case of Expedia stock options held by Mr. Diller, any value realized upon the exercise of these stock options is not treated for tax purposes as compensation payable to him in his capacity as Chairman and Chief Executive Officer of the Company given his role as Chairman and Senior Executive of Expedia. Accordingly, no information regarding Expedia stock options held by Mr. Diller appears in the following table and information regarding exercises of Expedia stock options by Mr. Diller is not reportable in the Company's proxy statement.

  All of the HSNi, Interval, Ticketmaster, Tree.com and Expedia options held by Messrs. Kaufman and McInerney were fully vested and exercisable on December 31, 2009. In the case of Mr. Diller, all of his HSNi, Interval, Ticketmaster and Tree.com options were unvested on December 31, 2009 and are scheduled to vest in one lump sum installment on June 7, 2010.

Name	Option Expiration Date	Number of Options (#)	Option Exercise Price ($)
Barry Diller
HSNi	6/7/15	479,963	$25.50
	6/7/15	279,978	$34.32
Interval	6/7/15	479,963	$28.55
	6/7/15	279,978	$38.43
Ticketmaster	6/7/15	479,963	$43.75
	6/7/15	279,978	$58.90
Tree.com	6/7/15	79,986	$15.01
	6/7/15	46,658	$20.20
Victor A. Kaufman
HSNi	12/18/2010	37,497	$14.83
	4/25/2011	24,998	$17.95
	12/16/2011	54,003	$18.96
Interval	12/18/2010	37,497	$16.60
	4/25/2011	24,998	$20.10
	12/16/2011	54,003	$21.23
Ticketmaster	12/18/2010	37,497	$25.44
	4/25/2011	24,998	$30.81
	12/16/2011	54,003	$32.54
Tree.com	12/18/2010	6,248	$8.73
	4/25/2011	4,165	$10.57
	12/16/2011	8,999	$11.16
Expedia	4/25/2011	125,000	$20.06
	12/16/2011	168,750	$21.19
Thomas J. McInerney
HSNi	3/31/2010	7,010	$21.33
	5/10/2010	1,499	$17.26
	2/21/2011	2,336	$8.19
	5/15/2011	2,804	$12.34
	12/16/2011	8,400	$18.96
	3/19/2012	5,609	$23.74
Interval	3/31/2010	7,010	$23.89
	5/10/2010	1,499	$19.33
	2/21/2011	2,336	$9.17
	5/15/2011	2,804	$13.82
	12/16/2011	8,400	$21.23
	3/19/2012	5,609	$26.58
Ticketmaster	3/31/2010	7,010	$36.61
	5/10/2010	1,499	$29.62
	2/21/2011	2,336	$14.06
	5/15/2011	2,804	$21.18
	12/16/2011	8,400	$32.54
	3/19/2012	5,609	$40.74
Tree.com	3/31/2010	1,168	$12.56
	5/10/2010	249	$10.16
	2/21/2011	388	$4.82
	5/15/2011	467	$7.26
	12/16/2011	1,399	$11.16
	3/19/2012	933	$13.97
Expedia	2/21/2011	11,688	$9.16
	5/15/2011	14,025	$13.79
	12/16/2011	26,250	$21.19
	3/19/2012	17,531	$26.53

(2)
The table below provides the following information regarding IAC RSUs held by our named executives on December 31, 2009: (i) the grant date of each award, (ii) the number of IAC RSUs outstanding (on an aggregate and grant-by-grant basis), (iii) the market value of IAC RSUs outstanding as of December 31, 2009 (on an aggregate and grant-by-grant basis), (iv) the vesting schedule for each award and (v) the total number of IAC RSUs that vested/are scheduled to vest in each of the fiscal years ending December 31, 2010, 2011 and 2012.

	Number of Unvested IAC RSUs as of 12/31/09 (#)	Market Value of Unvested IAC RSUs as of 12/31/09 ($)
			Vesting Schedule (#)
Name and Grant Date			2010	2011	2012
Barry Diller	—	—	—	—	—
Victor A. Kaufman
2/16/07(a)	23,962	$490,742	23,962	—	—
4/9/08(b)	20,729	$424,530	6,909	6,910	6,910

Total	44,691	$915,272	30,871	6,910	6,910

Thomas J. McInerney
2/6/06(c)	41,174	$843,243	20,586	20,588	—
2/6/06(d)	65,877	$1,349,161	—	65,877	—
2/16/07(a)	23,962	$490,742	23,962	—	—
4/9/08(b)	20,729	$424,530	6,909	6,910	6,910

Total(e)	151,742	$3,107,676	51,457	93,375	6,910

Gregg Winiarski
2/6/06(c)	3,295	$67,482	1,646	1,649	—
2/16/07(a)	4,554	$93,266	4,554	—	—
2/16/07(f)	2,158	$44,196	719	719	720
1/31/08(g)	13,750	$281,600	—	13,750	—

Total	23,757	$486,544	6,919	16,118	720

Gregory R. Blatt
2/6/06(c)	32,939	$674,590	16,469	16,470	—
2/6/06(d)	65,877	$1,349,161	—	65,877	—
2/16/07(a)	23,962	$490,742	23,962	—	—
4/9/08(b)	20,729	$424,530	6,909	6,910	6,910

Total	143,507	$2,939,023	47,340	89,257	6,910

  (a)
  These IAC RSUs vested on February 16, 2010.

  (b)
  These IAC RSUs vested/vest on January 31, 2010, 2011 and 2012, subject to continued employment.

  (c)
  These IAC RSUs vested/vest on February 6, 2010 and 2011, subject to continued employment.

  (d)
  These IAC RSUs vest on February 6, 2011, subject to continued employment.

  (e)
  Excludes 1,168 IAC restricted stock purchase rights held by Mr. McInerney on December 31, 2009, which had a market value of approximately $23,897 at that date and which are exercisable by Mr. McInerney during the period from January 1, 2012 through March 19, 2012, or if earlier, upon a termination of employment or change in control of IAC. As of December 31, 2009, Mr. McInerney also held 467 HSNi, Interval and Ticketmaster restricted stock purchase rights, 77 Tree.com restricted stock purchase rights and 2,337 Expedia restricted stock purchase rights, all of which are exercisable by McInerney in the same manner as his IAC restricted stock purchase rights and which had a market value of approximately $9,424, $5,819, $5,702, $704 and $60,108, respectively, at that date.

  (f)
  These IAC RSUs vested/vest on February 16, 2010, 2011 and 2012, subject to continued employment.

  (g)
  These IAC RSUs vest on January 31, 2011, subject to continued employment.
(3)
These IAC stock options will vest on June 7, 2010, the fifth anniversary of the grant date, subject to continued employment.

(4)
These IAC stock options vested/vest in equal installments on January 31, 2010, 2011 and 2012, subject to continued employment.

(5)
These IAC stock options vest in equal installments on December 17, 2010, 2011and 2012, subject to continued employment.

(6)
These IAC stock options vested/vest in equal installments on February 19, 2010, 2011, 2012 and 2013, subject to continued employment.

(7)
Excludes Match Options held by Mr. Blatt on December 31, 2009. In connection with becoming Chief Executive Officer of Match in February 2009, Mr. Blatt forfeited an aggregate of 536,455 IAC stock options granted to him in April 2008 and December 2008 in exchange for the Match Options. See the discussion under Compensation Discussion and Analysis under Employment Arrangement for Mr. Blatt beginning on page 21.

2009 Option Exercises and Stock Vested

        The table below provides information regarding the number of shares acquired by our named executives upon the vesting of IAC RSU awards in 2009 and the related value realized, excluding the effect of any applicable taxes.

	Stock Awards
Name	Number of Shares Acquired Upon Vesting (#)(1)	Value Realized Upon Vesting ($)(2)	Value Realized Upon Settlement of Deferred RSUs ($)(3)
Barry Diller	—	—	—
Victor A. Kaufman	6,908	$101,548	—
Thomas J. McInerney	6,908	$101,548	$4,216,557
Gregg Winiarski	—	—	$117,817
Gregory R. Blatt	6,908	$101,548	$2,640,073

(1)
Reflects the gross number of shares acquired upon the annual vesting of IAC RSU awards in accordance with their terms on January 31, 2009.

(2)
Represents the closing price of IAC common stock on the vesting date multiplied by the number of RSUs so vesting.

(3)
Represents the value of the gross number of shares delivered in connection with the deferred settlement of certain IAC RSUs held by Messrs. McInerney, Winiarski and Blatt in January 2009. While these IAC RSUs vested upon the completion of the August 2008 Spin-Offs, the settlement of these IAC RSUs (by way of the delivery of the underlying shares) was delayed until January 2009 to ensure compliance with Section 409A of the Internal Revenue Code. These RSUs were ultimately settled by way of the delivery of: (i) one share of IAC common stock for every two IAC RSUs that vested, (ii) one share of common stock of each of HSNi, Interval and Ticketmaster for every five IAC RSUs that vested and (iii) one share of Tree.com common stock for every thirty IAC RSUs that vested. Given this fact, the total dollar value presented above reflects the closing price of IAC, HSNi, Interval, Ticketmaster and Tree.com common stock at settlement, multiplied by the number of shares of IAC, HSNi, Interval, Ticketmaster and Tree.com common stock, respectively, delivered at settlement.

        No IAC, HSNi, Interval, Ticketmaster or Tree.com stock options were exercised by any named executive in 2009. Messrs. Kaufman and McInerney exercised Expedia stock options in 2009, in connection with which they received gross proceeds of $180,928 and $36,971, respectively. These amounts represent the difference between the exercise price of the options and the sale price of Expedia common stock at the time of exercise.

Estimated Potential Payments Upon Termination or Change in Control of IAC

        Certain of our employment agreements, equity award agreements and omnibus stock and annual incentive plans entitle our named executives to continued base salary payments, accelerated vesting of equity awards and/or extended post-termination exercise periods for stock options upon certain terminations of the named executive's employment or in the event of a change in control of IAC, among other events. These agreements and plans are described below as they apply to each named executive.

        Certain amounts that would become payable to our named executives upon the events described above (as and if applicable), assuming that the relevant event occurred on December 31, 2009, are described and quantified in the table below. These amounts, which exclude the effect of any applicable taxes, are based on the named executive's base salary, the number of IAC RSU awards and/or stock options outstanding and the closing price of IAC common stock ($20.48), in each case, on December 31, 2009. In addition to these amounts, certain other amounts and benefits generally payable and made available to other Company employees upon a termination of employment, including payments for accrued vacation time and outplacement services, will generally be payable to our named executives.

  Mr. Diller

        Upon a termination without cause or due to death or disability or a resignation for good reason on December 31, 2009, in accordance with the agreement governing Mr. Diller's 2005 stock options, the vesting of 1,519,884 IAC stock options, 607,952 HSNi, Interval and Ticketmaster stock options and 101,324 Tree.com stock options (in each case, 20% of the original award for each year of completed service since the grant) would have been accelerated and such stock options would have remained outstanding and exercisable through December 31, 2010. For Mr. Diller, "good reason" is defined as a reduction in base salary, a relocation outside of the metropolitan New York City area or a material and demonstrable adverse change in the nature and scope of his duties from those in effect on June 7, 2005, in each case, without his written consent.

        Upon a change in control of IAC on December 31, 2009, in accordance with the agreement governing Mr. Diller's 2005 stock options, the vesting of 1,899,855 IAC stock options, 759,941HSNi, Interval and Ticketmaster stock options and 126,656 Tree.com stock options (20% of the original award, plus an additional 20% for each year of completed service since the grant) would have been accelerated.

        Given the closing price of IAC common stock ($20.48), HSNi common stock ($20.19), Interval common stock ($12.47), Ticketmaster common stock ($12.22) and Tree.com common stock ($9.15) on December 31, 2009, none of these accelerated stock options would have been in-the-money, and as a result, no related amounts would have payable to Mr. Diller.

  Mr. Kaufman

        Upon a termination without cause or resignation for good reason on December 31, 2009, pursuant to the terms of his amended employment agreement (assuming such agreement was in effect on such date), Mr. Kaufman would have been entitled to:

  •
  the partial vesting of IAC RSU and IAC stock option awards in amounts equal to the number that would have otherwise vested in accordance with the terms of such awards during the twelve-month period following such termination of employment; and

  •
  continue to exercise his vested IAC stock options through June 30, 2011 or, if earlier, the scheduled expiration date of such IAC stock options.

        Upon a change in control of IAC or termination of employment without cause or resignation for good reason following a Liberty change in control on December 31, 2009, in accordance with our omnibus stock and annual incentive plans and his equity award agreements, the vesting of all then outstanding IAC RSUs and IAC stock options held by Mr. Kaufman would have been accelerated. For Mr. Kaufman, "good reason" means a material breach of his employment agreement by the Company that it fails to remedy.

  Messrs. McInerney and Winiarski

        Upon a termination without cause or resignation for good reason on December 31, 2009, pursuant to the terms of the employment agreements of Mr. McInerney as in effect on that date and Mr. Winiarski's new employment agreement (assuming such agreement was in effect on such date), Messrs. McInerney and Winiarski would have been entitled to:

  •
  receive twelve months of their respective base salaries, subject to the execution and non-revocation of a release and compliance with confidentiality, non-solicitation of employees

    (18 months), non-solicitation of business partners (12 months) and assignment of certain employee developments covenants and offset for any amounts earned from other employment during the applicable period;

  •
  the partial vesting of IAC RSUs and IAC stock options in amounts equal to the number that would have otherwise vested in accordance with the terms of such awards during the twelve-month period following such termination of employment; and

  •
  continue to exercise their vested IAC stock options through June 30, 2011 or, if earlier, the scheduled expiration date of such IAC stock options.

        Upon a change in control of IAC on December 31, 2009, in accordance with our omnibus stock and annual incentive plans and their equity award agreements, the vesting of (i) all then outstanding IAC RSU and IAC stock option awards held by Mr. McInerney and (ii) 3,295 IAC RSU awards held by Mr. Winiarski, in each case, would have been accelerated. In addition to the continued salary and extended post-termination IAC stock option exercise periods and in lieu of the accelerated vesting benefits described above, upon a termination of employment without cause or resignation for good reason following a Liberty change in control on December 31, 2009, in accordance with his equity award agreements, the vesting of all then outstanding IAC RSU and IAC stock option awards held by Mr. McInerney would have been accelerated.

        For Messrs. McInerney and Winiarski, in all cases, "good reason" includes: (i) a material reduction (or in the case of Mr. Winiarski, a material adverse change) in title, duties or level of responsibilities, (ii) a material reduction in base salary, (iii) a material relocation of the principal place of employment outside of the metropolitan New York City area and (iv) the failure to report to the Company's Chief Executive Officer (or any successor to such person) and/or the Vice Chairman of the Company (or, in the case of Mr. Winiarski, a material adverse change in reporting structure such that he is no longer reporting to a Company officer with a title of Executive Vice President or above that reports to the Company's Chairman or Vice Chairman), in each case, without the written consent of the named executive and that is not cured promptly after notice.

  Mr. Blatt

        Upon a termination without cause or resignation for good reason on December 31, 2009, pursuant to the terms of the employment agreement of Mr. Blatt in effect on that date, Mr. Blatt would have been entitled to:

  •
  receive base salary for the later of 12 months following his termination of employment or 24 months following the effective date of his employment agreement, subject to the execution and non-revocation of a release and compliance with confidentiality, non-solicitation of employees (18 months), non-solicitation of business partners (12 months) and assignment of certain employee developments covenants and offset for any amounts earned from other employment during the applicable period;

  •
  the vesting of all IAC RSUs and IAC stock options that were outstanding as of the effective date of his employment agreement and which remain outstanding at the time of such termination of employment;

  •
  the partial vesting of IAC RSUs and IAC stock options granted after the effective date of his employment agreement in amounts equal to the number that would have otherwise vested in accordance with the terms of such awards during the twelve-month period following such termination of employment; and

  •
  continue to exercise his vested IAC stock options through June 30, 2011 or, if earlier, the scheduled expiration date of such IAC stock options.

        Upon a change in control of IAC on December 31, 2009, in accordance with our omnibus stock and annual incentive plans and his equity award agreements, the vesting of 44,691 IAC RSU awards and all then outstanding IAC stock options awards held by Mr. Blatt would have been accelerated. Furthermore, upon a termination of employment without cause or resignation for good reason following a Liberty change in control on December 31, 2009, in accordance with his equity award agreements, the vesting of all then outstanding IAC RSU and IAC stock option awards held by Mr. Blatt would have been accelerated.

        For Mr. Blatt, "good reason" means actions taken by the Company resulting in a material negative change in the employment relationship, which include (i) a material diminution in the authorities, duties or responsibilities of the person to whom Mr. Blatt is required to report, (B) a material reduction in title, duties or level of responsibilities, (iii) a material reduction in base salary, (iv) the relocation of the principal place of employment outside of Dallas, Texas or (v) any other action or inaction that constitutes a material breach by the Company of Mr. Blatt's employmnet agreement or the agreements relating to his Match Options. For a discussion of potential payments relating to the Match Options upon the events described above, see the discussion under Compensation and Analysis under Employment Arrangement for Mr. Blatt beginning on page 21.

Name and Benefit	Termination of Employment Without Cause or Resignation for Good Reason		Change in Control of IAC		Termination of Employment Without Cause or Resignation for Good Reason Following a Liberty Change in Control
Victor A. Kaufman
Continued Salary	—		—		—
Market Value of IAC RSUs that would vest	$632,238	(1)	$915,272	(2)	$915,272	(2)
Market Value of IAC stock options that would vest(3)	$544,097	(1)	$1,632,296	(2)	$1,632,296	(2)

Total Estimated Incremental Value	$1,176,335		$2,547,568		$2,547,568

Thomas J. McInerney
Continued Salary	$650,000		—		$650,000
Market Value of IAC RSUs that would vest	$1,053,839	(1)	$3,107,676	(2)	$3,107,676	(2)
Market Value of IAC stock options that would vest(3)	$544,097	(1)	$1,632,296	(2)	$1,632,296	(2)

Total Estimated Incremental Value	$2,247,936		$4,739,972		$5,389,972

Gregg Winiarski
Continued Salary	$375,000		—		$375,000
Market Value of IAC RSUs that would vest	$141,701	(1)	$67,482	(4)	$141,701	(1)
Market Value of IAC stock options that would vest(3)	$137,302	(1)	—		$137,302	(1)

Total Estimated Incremental Value	$654,003		$67,482		$654,003

Name and Benefit	Termination of Employment Without Cause or Resignation for Good Reason		Change in Control of IAC		Termination of Employment Without Cause or Resignation for Good Reason Following a Liberty Change in Control
Gregory R. Blatt(5)
Continued Salary	$650,000		—		$650,000
Market Value of IAC RSUs that would vest	$2,939,023	(2)	$915,272	(6)	$2,939,023	(2)
Market Value of IAC stock options that would vest(3)	$462,695	(2)	$462,695	(2)	$462,695	(2)

Total Estimated Incremental Value	$4,051,718		$1,377,967		$4,051,718

(1)
Represents the value of IAC RSUs and IAC stock options that would have otherwise vested upon a termination of employment or resignation for good reason in accordance with the terms of these awards during the twelve-month period following the relevant event pursuant to the relevant employment agreement.

(2)
Represents the accelerated vesting of all IAC RSUs and IAC stock options, as applicable, held on December 31, 2009, as of December 31, 2009.

(3)
Represents the difference between the closing price of IAC common stock ($20.48) on December 31, 2009 and the exercise prices of all in-the-money IAC stock options accelerated upon the occurrence of the relevant event specified above.

(4)
Represents the accelerated vesting of 3,295 IAC RSUs as of December 31, 2009.

(5)
In connection with becoming Chief Executive Officer of Match in February 2009, Mr. Blatt entered into an employment agreement, in connection with which his base salary was increased to $650,000, he forfeited an aggregate of 536,455 IAC stock options granted to him in April 2008 and December 2008 in exchange for the Match Options and his definition of "good reason" was modified, among other changes. For a discussion of the treatment of the Match Options in the event of a termination without cause or resignation for good reason, change in control of IAC and Match and other events, see the discussion under Compensation and Analysis under Employment Arrangement for Mr. Blatt beginning on page 21.

The acceleration of the vesting of the Match Options would ultimately result in an appraisal process required by the related agreement. See the discussion under Compensation Discussion and Analysis under Employment Arrangement for Mr. Blatt beginning on page 21. Given the appraisal process, the amount payable to Mr. Blatt upon the exercise of the Match Options is neither determinable or estimable, given that such amount will depend upon facts and and circumstances concerning Match that are not yet known or have yet to occur. Accordingly, no market value for the Match Options is presented in the table above.

(6)
Represents the accelerated vesting of 44,691 IAC RSUs as of December 31, 2009.

Equity Compensation Plan Information

        Securities Authorized for Issuance Under Equity Compensation Plans.    The following table summarizes information, as of December 31, 2009, regarding IAC equity compensation plans pursuant to which grants of IAC stock options, IAC RSUs or other rights to acquire shares may be granted from time to time.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights(1) (A)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (B)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A)) (C)
Equity compensation plans approved by security holders(2)	17,094,004	(4)	$20.89	14,692,564
Equity compensation plans not approved by security holders(3)	481,213		$21.90	—
Total	17,575,217		$20.92	14,692,564

(1)
Information excludes 1,371,842 shares issuable upon the exercise of outstanding IAC stock options with a weighted-average exercise price of $20.59, which were granted pursuant to plans assumed by IAC in connection with acquisitions and under which no securities remain available for future issuance.

(2)
These plans primarily include the 2008, 2005 and 2000 Amended and Restated Stock and Annual Incentive Plans, as well as director deferred compensation plans and historical equity incentive plans under which no shares remain available for future issuance.

(3)
Reflects options granted under the 1999 Stock Option Plan described below.

(4)
Includes an aggregate of (i) 4,209,272 shares issuable upon the vesting of IAC RSU awards, (ii) 71,271 shares underlying share units credited to accounts as of December 31, 2009 under IAC's Deferred Compensation Plans for Non-Employee Directors and (iii) 12,813,461 shares issuable upon the exercise of outstanding options.

        1999 Stock Option Plan.    In February 2000, IAC's Board of Directors approved the 1999 Stock Option Plan (the "1999 Stock Option Plan"). An award of options exercisable for 550,000 million shares of IAC common stock, the total amount available under the 1999 Stock Option Plan, at an exercise price of $21.90 per share, was made in February 2000 to Dr. Georg Kofler in consideration of his entering into an employment arrangement with a German affiliate of HSN. These options vested over four years, with 25% vesting on the first, second, third and fourth anniversaries of the date of grant, and had a ten year term. These options expired unexercised on the tenth anniversary of the grant date, February 18, 2010.

 DIRECTOR COMPENSATION

        Non-Employee Director Compensation Arrangements.    Arrangements in effect from and after April 15, 2009 provide that: (i) each member of the Board receive an annual retainer in the amount of $50,000, (ii) each member of the Audit and Compensation and Human Resources Committees (including their respective Chairpersons) receive an additional annual retainer in the amount of $10,000 and $5,000, respectively, and (iii) the Chairpersons of each of the Audit and Compensation and Human Resources Committees receive an additional annual chairperson retainer in the amount of $20,000, with all amounts being paid quarterly, in arrears.

        In addition, these arrangements also provide that each non-employee director receive a grant of IAC RSUs with a dollar value of $250,000 upon his or her initial election to the Board and annually thereafter upon re-election on the date of IAC's annual meeting of stockholders, the terms of which provide for: (i) vesting in three equal annual installments commencing on the first anniversary of the grant date, (ii) cancellation and forfeiture of unvested units in their entirety upon termination of Board service and (iii) full acceleration of vesting upon a change in control of IAC. The Company also reimburses non-employee directors for all reasonable expenses incurred in connection with attendance at IAC Board and Board Committee meetings.

        Prior to April 15, 2009, arrangements then in effect provided that: (i) the amount of the annual Board, Audit Committee Chairperson and Compensation and Human Resources Committee Chairperson retainers were $45,000, $15,000 amd $15,000, respectively, and (ii) each each non-employee director receive a grant of 7,500 IAC RSUs (or such lesser number of RSUs with a dollar value of $250,000) upon his or her initial election to the Board and annually thereafter upon re-election on the date of IAC's annual meeting of stockholders.

        The Compensation and Human Resources Committee has primary responsibility for establishing non-employee director compensation arrangements, which are designed to provide competitive compensation necessary to attract and retain high quality non-employee directors and to encourage ownership of Company stock to further align directors' interests with those of our stockholders. When considering non-employee director compensation arrangements, Company management provides the Compensation and Human Resources Committee with information regarding various types of non-employee director compensation arrangements and practices of select peer companies.

        Deferred Compensation Plan for Non-Employee Directors.    Under IAC's Deferred Compensation Plan for Non-Employee Directors, non-employee directors may defer all or a portion of their Board and Board Committee fees. Eligible directors who defer all or any portion of these fees can elect to have such deferred fees applied to the purchase of share units, representing the number of shares of IAC common stock that could have been purchased on the relevant date, or credited to a cash fund. If any dividends are paid on IAC common stock, dividend equivalents will be credited on the share units. The cash fund will be credited with deemed interest at an annual rate equal to the weighted average prime lending rate of JPMorgan Chase Bank. After a director ceases to be a member of the Board, he or she will receive (i) with respect to share units, such number of shares of IAC common stock as the share units represent and (ii) with respect to the cash fund, a cash payment in an amount equal to deferred amounts, plus accrued interest. These payments will be made in either one lump sum or up to five installments, as previously elected by the eligible director at the time of the related deferral election.

        2009 Non-Employee Director Compensation.    The table below provides the amount of (i) fees earned by non-employee directors for services performed during 2009 and (ii) the grant date fair value of IAC RSU awards granted in 2009.

	Fees Earned
Name	Fees Paid in Cash ($)	Fees Deferred ($)(1)	Stock Awards($)(2)	Total($)(3)
Edgar Bronfman, Jr.(4)	—	$48,750	$249,986	$298,736
Donald R. Keough(4)	—	$53,750	$249,986	$303,736
Bryan Lourd(4)	—	$58,750	$249,986	$308,736
John C. Malone(5)	—	—	—	—
Arthur C. Martinez(4)	$72,500	—	$249,986	$322,486
David Rosenblatt(4)	—	$48,750	$249,986	$298,736
Alan G. Spoon(4)	—	$77,500	$249,986	$327,486
Alexander von Furstenberg(4)	$48,750	—	$249,986	$298,736
Richard F. Zannino(4)	$30,000	—	$249,997	$279,997
Michael P. Zeisser(5)	—	—	—	—

(1)
Represents the dollar value of fees deferred in the form of share units by the relevant director under the Company's Deferred Compensation Plan for Non-Employee Directors.

(2)
Amounts presented represent the grant date fair value of the RSU award, which was calculated using the closing price of IAC common stock on the NASDAQ Stock Market on the grant date.

(3)
The differences in the amounts shown above among directors reflect length of Board and Committee (if any) service, which varies among directors.

(4)
The following table provides the number of IAC RSUs and IAC stock options held by each current director and director nominee on December 31, 2009 (other than Messrs. Malone and Zeisser, each of whom had no such holdings):

Director	RSUs	Options
Edgar Bronfman, Jr.	23,943	2,499	(a)
Donald R. Keough	23,943	6,246	(b)
Bryan Lourd	23,943	—
Arthur C. Martinez	23,943	—
David Rosenblatt	20,347	—
Alan G. Spoon	23,943	12,854	(c)
Alexander von Furstenberg	20,347	—
Richard F. Zannino	15,664	—

  (a)
  Mr. Bronfman also held 999 HSNi, Interval and Ticketmaster options, 166 Tree.com options and 5,000 Expedia options on December 31, 2009.

  (b)
  Mr. Keough also held 2,496 HSNi, Interval and Ticketmaster options, 415 Tree.com options and 12,500 Expedia options on December 31, 2009.

  (c)
  Mr. Spoon also held 5,140 HSNi, Interval and Ticketmaster options, 855 Tree.com options and 25,712 Expedia options on December 31, 2009.

(5)
Dr. Malone and Mr. Zeisser have agreed that they will not receive compensation for their Board service.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table presents, as of April 23, 2010, information relating to the beneficial ownership of common stock and Class B common stock by: (1) each person known by IAC to own beneficially more than 5% of the outstanding shares of common stock and Class B common stock, (2) each current director and director nominee, (3) each of the Chief Executive Officer, Chief Financial Officer and the Company's other named executives and (4) all executive officers and directors of IAC as a group.

        Unless otherwise indicated, the beneficial owners listed below may be contacted at IAC's corporate headquarters located at 555 West 18th Street, New York, New York 10011. For each listed person, the number of shares of IAC common stock and percent of such class listed assumes the conversion or exercise of any IAC equity securities owned by such person that are or will become convertible or exercisable, and the vesting of any IAC RSUs and/or IAC stock options that will vest, within 60 days of April 23, 2010, but does not assume the conversion, exercise or vesting of any such equity securities owned by any other person. Shares of IAC Class B common stock may at the option of the holder be converted on a one-for-one basis into shares of IAC common stock. The percentage of votes for all classes of capital stock is based on one vote for each share of common stock and ten votes for each share of Class B common stock.

	IAC Common Stock			IAC Class B Common Stock			Percent of Votes
Name and Address of Beneficial Owner	Number of Shares Owned		% of Class Owned	Number of Shares Owned		% of Class Owned	(All Classes) %
Goldman Sachs Asset Management 32 Old Slip New York, NY 10005	6,785,390	(1)	6.8%	—		—	3.0%
Jennison Associates LLC 466 Lexington Avenue New York, NY 10017	10,115,266	(1)	10.1%	—		—	4.4%
Liberty Media Corporation 12300 Liberty Boulevard Englewood, CO 80112	12,799,999	(2)	11.4%	12,799,999	(2)	100%	56.2%
Barry Diller	18,991,064	(3)	16.6%	12,799,999	(2)	100%	58.4%
Gregory R. Blatt	362,259	(4)	*	—		—	*
Edgar Bronfman, Jr.	38,951	(5)	*	—		—	*
Victor A. Kaufman	774,247	(6)	*	—		—	*
Donald R. Keough	86,366	(7)	*	—		—	*
Bryan Lourd	36,556	(8)	*	—		—	*
John C. Malone	—	(9)	—	—	(9)	—	—
Arthur C. Martinez	25,689	(10)	*	—		—	*
Thomas J. McInerney	645,997	(11)	*	—		—	*
David Rosenblatt	7,615	(12)	*	—		—	*
Alan G. Spoon	44,556	(13)	*	—		—	*
Alexander von Furstenberg	7,615	(14)	*	—		—	*
Gregg Winiarski	65,019	(15)	*	—		—	*
Michael P. Zeisser	—		—	—		—	—
Richard F. Zannino	—		—	—		—	—
All executive officer and directors as a group (13 persons)	20,723,675		18.1%	12,799,999		100%	59.2%

*
The percentage of shares beneficially owned does not exceed 1% of the class.

(1)
Based upon information regarding IAC holdings reported on an Amendment No. 1 to Schedule 13G filed with the SEC on February 12, 2010 in the case of Jennison Associates LLC and on February 16, 2010 in the case of Goldman Sachs Asset Management.

(2)
Consists of 12,799,999 shares of IAC Class B common stock (which are convertible on a one-for-one basis into shares of IAC common stock) held by Liberty. Pursuant to an amended and restated stockholders agreement between Mr. Diller and Liberty, Mr. Diller generally has the right to vote all of the shares of IAC common stock and IAC Class B common stock held by Liberty.

(3)
Consists of (i) 4,289,499 shares of IAC common stock owned by Mr. Diller, (ii) 1,711 shares of IAC common stock held by a private foundation as to which Mr. Diller disclaims beneficial ownership, (iii) 12,799,999 shares of IAC Class B common stock (which are convertible on a one-for-one basis into shares of IAC common stock) held by Liberty and (iv) options to purchase 1,899,855 shares of IAC common stock vesting in the next 60 days. Pursuant to the amended and restated stockholders agreement, Mr. Diller generally has the right to vote all of the shares of IAC common stock and IAC Class B common stock held by Liberty.

(4)
Consists of (i) 127,556 shares of IAC common stock held directly by Mr. Blatt and (ii) options to purchase 234,703 shares of IAC common stock.

(5)
Consists of (i) 20,972 shares held directly by Mr. Bronfman, (ii) 5,375 shares of IAC common stock held for the benefit of Mr. Bronfman in an individual retirement account, (iii) 2,125 shares of IAC common stock held by Mr. Bronfman in his capacity as custodian for his minor children, (iv) options to purchase 2,499 shares of IAC common stock and (v) 7,980 shares of IAC common stock to be received upon the vesting of IAC RSUs in the next 60 days. Mr. Bronfman disclaims beneficial ownership of the shares of IAC common stock described in (iii) above.

(6)
Consists of (i) 71,549 shares of IAC common stock held directly by Mr. Kaufman and (ii) options to purchase 702,698 shares of IAC common stock.

(7)
Consists of (i) 72,889 shares of IAC common stock held directly by Mr. Keough, (ii) 500 shares of IAC common stock held by Mr. Keough's spouse, (iii) options to purchase 4,997 shares of IAC common stock and (iv) 7,980 shares of IAC common stock to be received upon the vesting of IAC RSUs in the next 60 days. Excludes shares of IAC common stock beneficially owned by Allen & Company LLC and/or its affiliates. Mr. Keough disclaims beneficial ownership of the shares of IAC common stock described in (ii) above and all shares of IAC common stock beneficially owned by Allen & Company LLC and/or its affiliates.

(8)
Consists of (i) 28,576 shares of IAC common stock held directly by Mr. Lourd and (ii) 7,980 shares of IAC common stock to be received upon the vesting of IAC RSUs in the next 60 days.

(9)
Excludes shares of Class B common stock beneficially owned by Liberty, as to which Dr. Malone disclaims beneficial ownership.

(10)
Consists of (i) 17,709 shares of IAC common stock held directly by Mr. Martinez and (ii) 7,980 shares of IAC common stock to be received upon the vesting of IAC RSUs in the next 60 days.

(11)
Consists of (i) 185,500 shares of IAC common stock held directly by Mr. McInerney, (ii) options to purchase 459,329 shares of IAC common stock and (iii) 1,168 restricted stock purchase rights.

(12)
Consists of (i) 2,500 shares of IAC common stock held directly by Mr. Rosenblatt and (ii) 5,115 shares of IAC common stock to be received upon the vesting of IAC RSUs in the next 60 days.

(13)
Consists of (i) 29,565 shares of IAC common stock held directly by Mr. Spoon, (ii) options to purchase 7,011 shares of IAC common stock and (iii) 7,980 shares of IAC common stock to be received upon the vesting of IAC RSUs in the next 60 days.

(14)
Consists of (i) 2,500 shares of IAC common stock held directly by Mr. von Furstenberg and (ii) 5,115 shares of IAC common stock to be received upon the vesting of IAC RSUs in the next 60 days.

(15)
Consists of (i) 10,853 shares of IAC common stock held directly by Mr. Winiarski and (ii) options to purchase 54,166 shares of IAC common stock.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) of common stock and other equity securities of the Company with the SEC. Officers, directors and greater than 10% beneficial owners are required by SEC rules to furnish the Company with copies of all such forms they file. Based solely on a review of the copies of such forms furnished to the Company, and/or written representations that no additional forms were required, the Company believes that its officers, directors and greater than 10% beneficial owners complied with these filing requirements in 2009.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Review of Related Person Transactions

        The Audit Committee has a formal, written policy that requires an appropriate review of all related person transactions by the Audit Committee, as required by Marketplace Rules governing conflict of interest transactions. For purposes of this policy, as amended, consistent with the Marketplace Rules, the terms "related person" and "transaction" are determined by reference to Item 404(a) of Regulation S-K under the Securities Act of 1933, as amended ("Item 404"). During 2009, in accordance with this policy, Company management was required to determine whether any proposed transaction, arrangement or relationship with a related person fell within the definition of "transaction" set forth in Item 404, and if so, review such transaction with the Audit Committee. In connection with such determinations, Company management and the Audit Committee consider: (i) the parties to the transaction and the nature of their affiliation with IAC and the related person, (ii) the dollar amount involved in the transaction, (iii) the material terms of the transaction, including whether the terms of the transaction are ordinary course and/or otherwise negotiated at arms' length, (iv) whether the transaction is material, on a quantitative and/or qualitative basis, to IAC and/or the related person and (v) any other facts and circumstances that management or the Audit Committee deems appropriate.

Relationships Involving Named Executives and Directors

        Subject to the terms of an amended and restated stockholders agreement between Mr. Diller and Liberty, Mr. Diller has an irrevocable proxy to vote shares of IAC common stock and IAC Class B common stock held by Liberty and its affiliates. Accordingly, Mr. Diller is effectively able to control the outcome of all matters submitted to a vote or for the consent of IAC's stockholders (other than with respect to the election by the holders of IAC common stock of 25% of the members of IAC's Board of Directors and matters as to which Delaware law requires a separate class vote).

        In 2001, IAC and Mr. Diller entered into an agreement with respect to the construction of a screening room on Mr. Diller's property to assist Mr. Diller in connection with Company-related activities. Construction costs of approximately $1.8 million were paid by the Company and the agreement provides that under certain circumstances, including upon Mr. Diller's termination of employment by IAC or its affiliates, Mr. Diller shall have the option to pay to IAC an amount equal to the depreciated book value of the construction costs to acquire the facilities.

        As discussed in the Compensation Discussion and Analysis on page 25, pursuant to the Company's Airplane Travel Policy, Mr. Diller is required to travel by Company-owned or chartered aircraft for both business and personal use. In early 2010, Mr. Diller reimbursed IAC approximately $911,000 for personal use of Company-owned aircraft.

        During 2009, one of IAC's businesses made payments to Hanley Wood in the aggregate amount of approximately $232,000 for marketing services. Hanley Wood is a portfolio company of J.P. Morgan Partners, LLC. CCMP Capital Advisors, LLC, of which Mr. Zannino is a Managing Director and member of the firm's Investment Committee, manages the investment in Hanley Wood for J.P. Morgan Partners.

Relationships Involving IAC and Expedia

        Overview.    Since the completion of the Expedia Spin-Off, IAC and Expedia have been related parties since they are under common control. In connection with the Expedia Spin-Off, IAC and Expedia entered into various agreements, including, among others, a separation agreement, a tax sharing agreement, an employee matters agreement and a transition services agreement. Summaries of the separation, tax sharing, employee matters and transition services agreements are set forth in IAC's Definitive Proxy Statement/Prospectus dated June 20, 2005, and copies of each of these agreements were filed as exhibits to IAC's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2005.

        In addition, in connection with and following the Expedia Spin-Off, IAC and Expedia have entered into certain other arrangements, including arrangements regarding the sharing of certain costs, the use and ownership of certain aircraft and various commercial agreements, certain of which are generally described below.

        Cost Sharing Arrangements.    Mr. Diller currently serves as Chairman and Chief Executive Officer of IAC and Chairman and Senior Executive of Expedia. In connection with the Expedia Spin-Off, IAC and Expedia had agreed, in light of Mr. Diller's senior role at both companies and his anticipated use of certain resources to the benefit of both companies, to share certain expenses associated with such usage, as well as certain costs incurred by IAC in connection with the provision of certain benefits to Mr. Diller. These cost sharing arrangements currently provide that IAC and Expedia cover 65% and 35% of these costs, respectively, which both companies agreed best reflects the allocation of actual time spent by Mr. Diller among the two companies. Expenses include costs for personal use of cars and equipment dedicated to Mr. Diller's use and expenses relating to Mr. Diller's support staff. During 2009, total payments in the amount of approximately $241,000 were received from Expedia pursuant to these arrangements.

        Aircraft Arrangements.    Each of IAC and Expedia has a 50% ownership interest in an aircraft that may be used by both companies. IAC and Expedia entered into an operating agreement that allocates the costs of operating and maintaining the aircraft between the parties based on the actual usage by each company, which costs are generally paid by each company to third parties in accordance with the terms of the operating agreement. On the fifth anniversary of the Expedia Spin-Off and annually thereafter, or at any time when Mr. Diller ceases to serve as Chairman of either IAC or Expedia, IAC will have a call right and Expedia will have a put right with respect to Expedia's interest in the aircraft, in each case, at fair market value. IAC has the right to sell the aircraft on behalf of both parties.

        Members of this aircraft's flight crew are employed by an entity in which each of IAC and Expedia has a 50% ownership interest. IAC and Expedia have agreed to share costs relating to flight crew compensation and benefits pro rata according to each company's respective usage of the aircraft, for which they are separately billed by the entity described above. During 2009, total payments in the amount of approximately $471,000 were made to this entity by IAC.

        Commercial Agreements.    In connection with and following the Expedia Spin-Off, certain IAC subsidiaries entered into commercial agreements with certain Expedia subsidiaries. IAC believes that these arrangements are ordinary course and have been negotiated on an arm's length basis. In addition, IAC believes that these arrangements, whether taken individually or in the aggregate, do not constitute a material contract to IAC. Those agreements that, individually or together with similar agreements, involved revenues to (or payments from) IAC and its businesses in excess of $120,000 in 2009 are discussed below.

        During 2009, certain IAC businesses provided advertising services to certain Expedia businesses, primarily in the form of traffic building initiatives pursuant to affiliate marketing agreements and display advertising pursuant to services agreements. Affiliate marketing agreements generally provide for the payment of fees on a fixed, per transaction or revenue share basis from the party seeking to drive traffic to its website to the party that is directing traffic to such website. Services agreements generally provide for the payment of fees on a fixed or commission basis to the advertiser. Aggregate revenues received by IAC businesses from Expedia businesses for these services in 2009 were approximately $982,000. During 2009, certain Expedia businesses provided advertising services in the form of traffic building initiatives to an IAC business. Aggregate payments made by the IAC business to Expedia businesses for these services in 2009 were approximately $206,000.

Relationships Involving IAC and Liberty Media Corporation

        Under the terms of an amended and restated governance agreement among IAC, Liberty and Mr. Diller, Liberty has the right to nominate up to two individuals for election to the Board, so long as certain stock ownership requirements applicable to Liberty are satisfied. As of the record date for the 2010 Annual Meeting, based on its then current IAC holdings, Liberty had the right to nominate one individual for election to the Board. Pursuant to this right, Liberty nominated Mr. Zeisser for election to the Board at the 2010 Annual Meeting. Other than in his capacity as a director nominee of IAC, Mr. Zeisser does not have any direct or indirect interests in the Liberty/IAC agreements.

        Also, under the amended and restated governance agreement, if IAC issues or proposes to issue shares of IAC common stock or IAC Class B common stock, Liberty has preemptive rights that generally entitle it to purchase a number of IAC common shares, subject to a cap, so that Liberty will maintain the identical ownership interest in IAC that Liberty held immediately prior to such issuance or proposed issuance. Liberty was not entitled to exercise any such preemptive rights during 2009 because its ownership interest in IAC, at the time of the notice, had exceeded the established cap.

        In the ordinary course of business, and otherwise from time to time, IAC and its businesses have entered into commercial agreements (and may do so in the future) with Liberty and its affiliates. IAC believes that these arrangements have been negotiated on an arms' length basis. In addition, IAC believes that these arrangements, whether taken individually or in the aggregate, do not constitute a material contract to IAC. During 2009, a Liberty business made payments to an IAC business in the aggregate amount of approximately $865,000 for advertising services. No other arrangements between IAC businesses and Liberty business involved revenues to (or payments from) IAC and its businesses in excess of $120,000 in 2009.

ANNUAL REPORTS

        Upon written request to the Corporate Secretary, IAC/InterActiveCorp, 555 West 18th Street, New York, New York 10011, IAC will provide without charge to each person solicited a printed copy of IAC's 2009 Annual Report on Form 10-K, including the financial statements and financial statement schedule filed therewith. Copies are also available on our website, www.iac.com. IAC will furnish requesting stockholders with any exhibit to its 2009 Annual Report on Form 10-K upon payment of a reasonable fee.

 PROPOSALS BY STOCKHOLDERS FOR PRESENTATION AT THE 2011 ANNUAL MEETING

        Stockholders who intend to have a proposal considered for inclusion in IAC's proxy materials for presentation at the 2011 Annual Meeting of Stockholders must submit the proposal to IAC at its corporate headquarters no later than January 3, 2011, which proposal must be made in accordance with the provisions of Rule 14a-8 of the Exchange Act. Stockholders who intend to present a proposal at the 2011 Annual Meeting of Stockholders without inclusion of the proposal in IAC's proxy materials are required to provide notice of such proposal to IAC no later than March 19, 2011. IAC reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

        Important Notice Regarding the Availability of Proxy Materials for the 2010 Annual Meeting to be held on June 15, 2010.

        The 2010 Annual Meeting Proxy Statement and 2009 Annual Report on Form 10-K are available at http://www.proxyvote.com beginning on May 3, 2010.

New York, New York
May 3, 2010

 Appendix A

AUDIT COMMITTEE CHARTER
IAC/INTERACTIVECORP
(February 2010)

PURPOSE

        The Audit Committee is appointed by the Board to oversee the accounting and financial reporting processes of the Company and the audits of the Company's financial statements. In that regard, the Audit Committee assists the Board in monitoring: (1) the integrity of the financial statements of the Company, (2) the effectiveness of the Company's internal control over financial reporting, (3) the qualifications and independence of the independent registered public accounting firm (the "independent accounting firm"), (4) the performance of the Company's internal audit function and independent accounting firm, (5) the Company's risk assessment and risk management policies as they relate to financial and other risk exposures and (6) the compliance by the Company with legal and regulatory requirements.

COMMITTEE MEMBERSHIP

        The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall meet the independence and experience requirements of NASDAQ and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 (the "Exchange Act"). All members of the Audit Committee shall be able to read and understand fundamental financial statements. No member of the Audit Committee shall have participated in the preparation of the financial statements of the Company in the past three years. These membership requirements shall be subject to exemptions and cure periods permitted by the rules of NASDAQ and the Securities and Exchange Commission (the "SEC"), as in effect from time to time.

        At least one member of the Audit Committee shall be an "audit committee financial expert" as defined by the SEC. The members of the Audit Committee shall be appointed and may be replaced by the Board.

MEETINGS

        The Audit Committee shall meet as often as it determines necessary but not less frequently than quarterly. The Audit Committee shall have the authority to meet periodically with management, the internal auditors and the independent accounting firm in separate executive sessions, and to have such other direct and independent interaction with such persons from time to time as the members of the Audit Committee deem necessary or appropriate. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent accounting firm to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. Written minutes of Committee meetings shall be maintained.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

        The Audit Committee shall have the sole authority to appoint, determine funding for, and oversee the independent accounting firm (subject, if applicable, to shareholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent accounting firm (including resolution of disagreements between management and the independent accounting firm regarding financial reporting and/or internal control related matters) for the purpose of preparing or issuing an audit report or related work. The independent accounting firm shall report directly to the Audit Committee.

        The Audit Committee shall pre-approve all auditing services, audit-related services, including internal control-related services, and permitted non-audit services to be performed for the Company by its independent accounting firm, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit, audit-related and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

        The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to engage and determine funding for independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent accounting firm for the purpose of rendering or issuing an audit report or performing other audit, review or attest services for the Company and to any advisors employed by the Audit Committee, as well as funding for the payment of ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

        The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

        In fulfilling its purpose and carrying out its responsibilities, the Audit Committee shall maintain flexibility in its policies and procedures in order to best address changing conditions and a variety of circumstances. Accordingly, the Audit Committee's activities shall not be limited by this Charter. Subject to the foregoing, the Audit Committee shall, to the extent it deems necessary or appropriate:

1.
Review and discuss with management and the independent accounting firm the annual audited financial statements, as well as disclosures made in management's discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

2.
Review and discuss with management and the independent accounting firm the Company's earnings press releases and the results of the independent accounting firm's review of the quarterly financial statements.

3.
Discuss with management and the independent accounting firm significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles.

4.
Review and discuss with management and the independent accounting firm any major issues as to the adequacy of the Company's internal controls, including any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls, any special steps adopted in light of these issues and the adequacy of disclosures about changes in internal control over financial reporting.

5.
Review and discuss any material issues raised by or reports from the independent accounting firm, including those relating to:

(a)
Critical accounting policies and practices to be used in preparing the Company's financial statements.

(b)
Alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent accounting firm.

  (c)
  Unadjusted differences and management letters.

6.
Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

7.
Discuss with the independent accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

8.
Periodically evaluate the qualifications and performance of the independent accounting firm and the senior members of the audit team, including a review of reports provided by the independent accounting firm relating to its internal quality-control procedures.

9.
Obtain from the independent accounting firm a formal written statement delineating all relationships between the independent accounting firm and the Company. It is the responsibility of the Audit Committee to actively engage in a dialogue with the independent accounting firm with respect to any disclosed relationships or services that may impact the objectivity and independence of the accounting firm and for purposes of taking, or recommending that the full Board take, appropriate actions to oversee the independence of the outside accounting firm.

10.
Meet with the independent accounting firm prior to the audit to discuss the planning and staffing of the audit.

11.
Review the proposed internal audit plans with management and any significant results of such audits.

12.
Obtain from the independent accounting firm assurance that Section 10A(b) of the Exchange Act has not been implicated.

13.
Discuss with management, the Company's senior internal auditing executive and the independent accounting firm the Company's and its subsidiaries' compliance with applicable legal requirements and codes of conduct.

14.
Review all related party transactions in accordance with the Audit Committee's formal, written policy.

15.
Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

16.
Discuss with management and the independent accounting firm any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company's financial statements or accounting policies.

17.
Discuss with the Company's General Counsel legal matters that may have a material impact on the financial statements or the Company's compliance policies.

18.
Furnish the Audit Committee report required by the rules of the SEC to be included in the Company's annual proxy statement.

LIMITATION OF AUDIT COMMITTEE'S ROLE

        While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations or to determine that the Company's internal controls over financial reporting are effective. These are the responsibilities of management and the independent accounting firm. Additionally, the Audit Committee as well as the Board recognizes that members of the Company's management who are responsible for financial management, as well as the independent accounting firm, have more time, knowledge, and detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Audit Committee is not providing any expert or special assurances with respect to the Company's financial statements or any professional certifications as to the independent accounting firm's work.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date IAC/INTERACTIVECORP M24856-P96614 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. For Against Abstain NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 2. Ratification of the appointment of Ernst & Young LLP as IAC’s independent registered public accounting firm for 2010. *To be voted upon by the holders of Common Stock voting as a separate class. For All Withhold All For All Except 0 0 0 0 0 0 01) Edgar Bronfman, Jr. 02) Barry Diller 03) Victor A. Kaufman 04) Donald R. Keough* 05) Bryan Lourd* 06) Arthur C. Martinez 07) David Rosenblatt 08) Alan G. Spoon* 09) Alexander von Furstenberg 10) Richard F. Zannino 11) Michael P. Zeisser 1. Election of Directors Nominees: The Board of Directors recommends you vote FOR the following proposal: VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends that you vote FOR the following: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

IAC/INTERACTIVECORP Annual Meeting of Shareholders June 15, 2010 9:00 a.m. This proxy is solicited by the Board of Directors The undersigned stockholder of IAC/InterActiveCorp, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 3, 2010 and hereby appoints each of Joanne Hawkins, Thomas J. McInerney and Gregg Winiarski, proxy and attorney-in-fact, each with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of IAC/InterActiveCorp to be held on June 15, 2010, at 9:00 a.m. local time, at 555 West 18th Street, New York, New York 10011, and at any related adjournments or postponements, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side hereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" EACH OF THE PROPOSALS LISTED, AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF ANY MOTION MADE FOR ADJOURNMENT OR POSTPONEMENT OF THE MEETING. Continued and to be signed on reverse side Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. M24857-P96614

QuickLinks

IAC/INTERACTIVECORP 555 West 18th Street New York, New York 10011
NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT TABLE OF CONTENTS
PROXY STATEMENT
QUESTIONS AND ANSWERS ABOUT THE 2010 ANNUAL MEETING AND VOTING
PROPOSAL 1—ELECTION OF DIRECTORS
PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDIT COMMITTEE MATTERS
INFORMATION CONCERNING CURRENT IAC EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
EXECUTIVE COMPENSATION
DIRECTOR COMPENSATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
ANNUAL REPORTS
PROPOSALS BY STOCKHOLDERS FOR PRESENTATION AT THE 2011 ANNUAL MEETING
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS
  Appendix A
AUDIT COMMITTEE CHARTER IAC/INTERACTIVECORP (February 2010)